Exhibit 10.02

CREDIT AGREEMENT
DATED AS OF September 23, 2008
by and among
BROOKSIDE TECHNOLOGY HOLDINGS CORP.,
as Parent Company and Guarantor
BROOKSIDE TECHNOLOGY PARTNERS, INC.,
U.S. VOICE & DATA, LLC,
STANDARD TEL ACQUISITIONS, LLC,
TRANS-WEST NETWORK SOLUTIONS, INC., d/b/a STANDARD TEL,
and
STANDARD TEL NETWORKS, LLC,
as Borrowers
ANY OTHER PERSONS PARTY HERETO THAT
ARE DESIGNATED AS CREDIT PARTIES,
and
CHATHAM CREDIT MANAGEMENT III, LLC,
as Agent
and
CHATHAM INVESTMENT FUND III, LLC, CHATHAM INVESTMENT FUND III QP, LLC,
AND ANY
OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

i

INDEX OF APPENDICES
ANNEXES

Annex A	–	Definitions
Annex B	–	Pro Rata Shares and Commitment Amounts
Annex C	–	Closing Checklist
Annex D	–	Pro Forma
Annex E	–	Lenders’ Bank Accounts
Annex F	–	Compliance Certificate
EXHIBITS

Exhibit 1.1(a)	–	Term Note
Exhibit 1.1(b)(i)	–	Revolving Note
Exhibit 1.1(b)(ii)	–	Notice of Revolving Credit Advance
Exhibit 3.1(b)	–	Subordinated Intercompany Note
Exhibit 4.5(d)	–	Borrowing Base Certificate
Exhibit 8.1(a)	–	Assignment Agreement
SCHEDULES

Schedule 3.1	–	Indebtedness
Schedule 3.2	–	Liens
Schedule 3.3	–	Investments
Schedule 3.4	–	Contingent Obligations
Schedule 3.8(a)	–	Affiliate Transactions
Schedule 3.9	–	Business Description
Schedule 3.18	–	Material Contracts
Schedule 5.4(a)	–	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	–	Capitalization
Schedule 5.6	–	Intellectual Property
Schedule 5.7	–	Investigations and Audits
Schedule 5.8	–	Employee Matters
Schedule 5.10	–	Litigation
Schedule 5.11	–	Use of Proceeds
Schedule 5.12	–	Real Estate
Schedule 5.13	–	Environmental Matters
Schedule 5.14	–	ERISA
Schedule 5.15	–	Brokerage Fees
Schedule 5.16	–	Deposit and Disbursement Accounts
Schedule 5.18	–	Insurance

v

CREDIT AGREEMENT
     This CREDIT AGREEMENT is dated as of September ___, 2008 and is entered into by and among: (i) BROOKSIDE TECHNOLOGY HOLDINGS CORP., a Florida corporation (“Parent Company”); (ii) BROOKSIDE TECHNOLOGY PARTNERS, INC., a Texas corporation (“BTP”); U.S. VOICE & DATA, LLC, an Indiana limited liability company (“USVD”); STANDARD TEL ACQUISITIONS, LLC, a Florida limited liability company (“STN Acquisition Sub”); TRANS-WEST NETWORK SOLUTIONS, INC. d/b/a STANDARD TEL, a California corporation (“Trans-West”); and STANDARD TEL NETWORKS, LLC, a California limited liability company (“STN”) (STN, Trans-West, STN Acquisition Sub, USVD and BTP hereinafter collectively called “Borrowers” and individually called a “Borrower”); (iii) any other persons designated as “Credit Parties” on the signature pages hereof or which from time to time hereafter become “Credit Parties” hereto; (iv) CHATHAM INVESTMENT FUND III, LLC, a Georgia limited liability company (“Chatham Fund III”), and CHATHAM INVESTMENT FUND III QP, LLC, a Georgia limited liability company (“Chatham Fund III QP”; Chatham Fund III QP and Chatham Fund III herein called, individually and collectively, “Chatham Lender”), together with any other financial institutions which are or hereafter become parties to this Agreement as Lenders; and (v) CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company (in its individual capacity, “Chatham Agent”), as Agent.
R E C I T A L S:
     WHEREAS, the Parent Company owns all Stock of BTP, USVD and STN Acquisition Sub; and
     WHEREAS, effective this date, the Parent Company, acting through the STN Acquisition Sub, has acquired all Stock of Trans-West from the Trans-West Shareholders and all Stock of STN owned by ProLogic from ProLogic; and
     WHEREAS, Parent Company intends to operate STN Acquisition Sub, Trans-West, STN, BTP and USVD as a common business enterprise to enjoy certain economies of scale, including for the borrowing of money; and
     WHEREAS, the Parent Company desires that Lenders extend a certain term credit facility and a revolving credit facility to Borrowers to fund a portion of the cost of the STN Acquisition, to fund the repayment of certain indebtedness of Borrowers assumed as part of the STN Acquisition, to refinance certain existing indebtedness of STN, BTP and USVD, to provide working capital financing for Borrowers and their Subsidiaries and to provide funds for other general corporate purposes of Borrowers and their Subsidiaries; and
     WHEREAS, the Parent Company intends to secure all Obligations of Borrowers arising in regard thereto by causing the Borrowers to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their personal and real property; and

     WHEREAS, the Parent Company desires to guarantee all of the Borrowers’ obligations and to secure its liabilities in regard thereto by pledging to Agent, for the benefit of Agent and Lenders, all Stock of Borrowers and the other Credit Parties owned by it; and
     WHEREAS, all capitalized terms used herein (including in this preamble) shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parent Company, the Borrowers, any other Credit Parties, Lenders and Agent agree as follows:
SECTION 1.
AMOUNTS AND TERMS OF LOANS
1.1	Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

(a)	Term Loan. Each Term Loan Lender agrees, severally and not jointly, to lend to Borrowers in one draw, on the Closing Date, its Pro Rata Share of such Term Loan Lender’s applicable Term Loan Commitment of the “Term Loan” in a principal amount equal to Seven Million Dollars ($7,000,000). Borrowers shall jointly and severally repay the Term Loan through periodic payments of principal (“Scheduled Installments”) equal to (a) Eighty-Three Thousand Three Hundred Thirty-Three Dollars ($83,333) each on the first Business Day of each month commencing with the first such Business Day following six (6) months after the Closing Date, and with a final payment of the entire remaining principal balance thereof on the Commitment Termination Date. The principal balance of the Term Loan shall be due and payable in its entirety on the Commitment Termination Date. Amounts borrowed under this Section 1.1(a) and repaid may not be reborrowed. Payments of principal of each of the Term Loan shall reduce the Term Loan Commitment applicable to the Term Loan in the amount of any such payment.

The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a) (as amended, modified, extended, substituted or replaced from time to time, each a “Term Note” and, collectively, the “Term Notes”), and, except as provided in Section 1.7, all of the Borrowers shall jointly execute and deliver each Term Note to the applicable Term Loan Lender. Each Term Note shall represent the joint and several obligation of each Borrower to pay the amount of the applicable Term Loan Lender’s portion of the Term Loan, together with interest thereon.

(b)	Revolving Loans. Each Revolving Lender agrees, severally and not jointly, to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “Revolving Credit Advance”) requested by Borrower Representative on behalf of the Borrowers hereunder in up to an aggregate principal amount outstanding at any time, initially, of Two Million Dollars ($2,000,000), representing the aggregate Revolving Loan Commitment on the Closing Date. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed

2

its separate Revolving Loan Commitment. Revolving Credit Advances may be repaid and reborrowed; provided, that Borrowers shall not be entitled to request more than one (1) Revolving Credit Advance in any calendar week without the consent of Agent; provided, further, that Revolving Credit Advances shall only be permitted hereunder so long as (i) the amount of such requested Revolving Credit Advance does not exceed Borrowing Availability and (ii) each of the other conditions precedent in Section 7.2 hereof are satisfied. All Revolving Loans shall be repaid in full on the Commitment Termination Date, but may be borrowed, repaid and re-borrowed prior thereto. Except as provided in Section 1.7, each Borrower shall execute and deliver to each Revolving Lender a promissory note to evidence the Revolving Loan Commitment of that Revolving Lender. Each promissory note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(i) (as amended, modified, extended, substituted or replaced from time to time, each a “Revolving Note” and, collectively, the “Revolving Notes”). If at any time the aggregate outstanding Revolving Loans exceed the Borrowing Base (any such excess Revolving Loans are herein referred to collectively as “Overadvances”), Lenders shall not be obligated to make Revolving Credit Advances and the full amount of such Overadvance must be repaid as soon as practicable but in any event within five (5) Business Days after such Overadvance occurs (otherwise, an Event of Default shall exist after such five (5) Business Days’ grace period shall have elapsed). Unless otherwise approved by Agent, Revolving Credit Advances may be requested only with two (2) Business Days prior written notice to Agent prior to 11:00 a.m. (New York time) and must be made in writing. Written notices for funding requests shall be in the form attached as Exhibit 1.1(b)(ii) (“Notice of Revolving Credit Advance”) and shall be delivered to the Agent prior to 11:00 a.m. (New York time).

(c)	Funding Authorization. The proceeds of all Loans made pursuant to this Agreement on the Closing Date are to be funded by Agent in accordance with a disbursement instructions letter issued by Borrower Representative and approved by Agent consistent with, and attaching, Schedule 5.11. The proceeds of all Loans made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to an account designated by Borrower Representative on or prior to the Closing Date subject to change as provided in the following sentence (the “Disbursement Account”). Borrower Representative shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

1.2	Interest and Applicable Margins.

(a)	Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, monthly in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum and (ii) with respect to the Term Loan, the LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum; (iii) with respect to all other Obligations, to the extent no interest rate is otherwise prescribed herein or in any Loan Document in regard thereto, at

3

the highest among the interest rates then being charged on the Revolving Credit Advances and the Term Loan.

The Applicable Margins are as follows:

Applicable Revolver LIBOR Margin	4.00%
Applicable Term Loan LIBOR Margin	9.00%
Applicable Unused Line Fee Margin	0.50%
(b)	In addition to the foregoing, the Term Loan shall also bear interest at a rate per annum equal, initially, to two percent (2.00%), but subject to change as provided in the following sentence that shall be payable-in-kind on (and added to) the outstanding principal amount of the Term Loan (“PIK Interest”), and be payable monthly in arrears on each applicable Interest Payment Date as an increase to the principal amount of the Term Loan on such date without any further action on part of Agent, any Lender or any Borrower, and all such PIK Interest shall be paid in full at maturity of the Term Loan. Notwithstanding the foregoing, however, the rate per annum chargeable as PIK Interest shall be subject to change from time to time commencing on the later of (i) one (1) year from the Closing Date or (ii) that date on which Agent and Lenders receive the audited financial statements of Parent Company and its Consolidated Subsidiaries for their 2008 Fiscal Year in accordance with Section 4.5(b), based on the Leverage Ratio, as measured at the end of each Fiscal Quarter thereafter; that is, if the Leverage Ratio, determined in accordance with Section 4.4 as of the end of any Fiscal Quarter ending after the applicable commencement date prescribed above is: (x) greater than or equal to 2.00:1, but less than or equal to 2.25:1, the rate of PIK Interest shall be one percent (1%) per annum, or (y) less than 2.00:1, the rate of PIK Interest shall be zero i.e., no PIK Interest shall be charged during the applicable effective period described below; or (z) greater than 2.25:1, the rate of PIK Interest shall be two percent (2.0%); with the change, in each case, becoming effective on the first Business Day of the first calendar month following the date in which Agent and Lenders receive financial statements of Parent Company and its Consolidated Subsidiaries in accordance with Section 4.5(a) for an applicable Fiscal Quarter reflecting a Leverage Ratio as of the end of such Fiscal Quarter sufficient to cause a change in the rate of PIK Interest as provided hereinabove, and shall continue until such time as any financial statement of Parent and its Consolidated Subsidiaries for an applicable Fiscal Quarter reflect a Leverage Ratio sufficient to cause a subsequent change in the rate of PIK Interest; provided, however, that (i) no downward adjustment in the rate of PIK Interest shall be implemented if, at such time, there exists any Default or Event of Default unless and until such time as, respectively, such Default is cured or such Event of Default is waived, at which time such adjustment shall be effective prospectively; (ii) should Agent and Lenders not receive financial statements of Parent Company and its Consolidated Subsidiaries for any applicable Fiscal Quarter on a timely basis in accordance with Section 4.5(a), then, without limiting the rights and remedies of Agent and Lenders results from such Default, the rate of PIK Interest shall remain, or be increased to, the highest amount described above pending delivery of such compliant financial statements; and (iii) if, subsequent to making any reduction in the rate of PIK

4

Interest, Agent and Lenders shall determine that the financial statements on which such reduction was predicated were false or misleading in any material respect, the amount of PIK Interest that would have been charged had such financial statements not been false or misleading shall be added to the principal amount of the Term Loan retroactive to the date when such reduction was implemented.
(c)	If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d)	All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(e)	So long as an Event of Default has occurred and is continuing, the interest rates applicable to the Loans shall be increased by four percent (4.00%) per annum above the rates of interest otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is waived in writing by Lenders and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

(f)	Notwithstanding anything to the contrary set forth in this Section 1.2, if the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum

5

Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as a voluntary prepayment in the manner specified in Section 1.5(d) and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

1.3	Fees.

(a)	Fee Letter. Borrowers shall pay to Chatham, individually, the Fees specified in that certain fee and syndication letter dated on or about the date hereof among Parent Company, Chatham, and Borrowers (the “Chatham Fee Letter”), at the time(s) specified for payment therein.

(b)	Unused Line Fee. As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers’ non use of available funds (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Margin per annum multiplied by the difference between (x) the Maximum Amount (as it may be increased or reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which such Fee is due.

(c)	Prepayment Fee. If Borrowers pay after acceleration or voluntarily prepay (to the extent permitted to do so pursuant hereto) all or any portion of the Term Loan or prepay in full the Revolving Loan in connection with any termination of the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder a fee (the “Prepayment Fee”) in an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Term Loan paid after acceleration or, as applicable, prepaid and (ii) the amount of the Revolving Loan Commitment. As used herein, the term “Applicable Percentage” shall mean (A) three percent (3.00%), in the case of a prepayment on or prior to the second anniversary of the Closing Date, and (B) two percent (2.00%), in the case of a prepayment after the second anniversary of the Closing Date but on or prior to the third anniversary thereof. The Credit Parties agree that the Applicable Percentage is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no Prepayment Fee shall be payable by Borrowers upon any optional prepayment of the Revolving Loan not made at or after the Revolving Loan Commitment is terminated or upon a mandatory prepayment of the Loans made pursuant to Sections 1.5(b) and 1.5(c); provided that Borrowers do not reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Section 1.5(c), the transaction giving rise to the applicable prepayment is expressly permitted under Section 3.

6

(d)	Expenses and Attorneys’ Fees. Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses and the allocated cost of internal legal staff) incurred by Agent in connection with any matters contemplated by, arising out of, or related to the Loan Documents, whether in connection with the examination, appraisal, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration and monitoring of the Loan Documents including any amendments, modifications, consents and waivers, or otherwise. Borrowers agree to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s internal legal staff. Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by Agent in connection with any amendment, waiver, consent with respect to the Loan Documents, Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses incurred by Lenders for one (1) legal counsel acting for all Lenders other than Agent. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(d) shall be deemed part of the Obligations when incurred, payable in accordance with the final sentence of Section 1.4 and secured by the Collateral.

1.4	Payments. All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent for the benefit of Agent and Lenders, as applicable, by wire transfer to the applicable account designated by Agent or such other place as Agent may from time to time designate in writing. Borrowers shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder. Borrowers hereby authorize Revolving Lenders to make Revolving Credit Advances for the payment of Scheduled Installments, interest, Fees and expenses.

1.5	Prepayments.

(a)	Voluntary Prepayments of Loans. At any time, Borrowers may prepay the Loans, in whole or in part, subject to the payment of the Fees specified in Section 1.3(c), if applicable, provided, however, that, notwithstanding the foregoing, (i) no voluntary prepayment of the Term Loan may be made by Borrowers prior to the first anniversary of the Closing Date, and (ii) prepayments of the Term Loan shall be applied in accordance with Section 1.5(d) or as otherwise may be agreed by Requisite Lenders.

7

(b)	Prepayments from Asset Dispositions; Casualty Events.
(i)	Immediately upon receipt of any Net Proceeds from an Asset Disposition (except the Asset Dispositions described in
Sections 3.7(b) and 3.7(c)) in excess of One Hundred Thousand Dollars ($100,000) (the “Threshold Amount”), in the aggregate, for all such transactions during any Fiscal Year, Borrowers shall first prepay the Revolving Credit Advances (without reduction of the Revolving Loan Commitment) by an amount equal to the amount of any reduction in the Borrowing Base attributable to any Asset Disposition giving rise to such Net Proceeds to the extent that any such reduction would result in the outstanding principal balance of the Revolving Loan exceeding the maximum amount of Revolving Loan permitted to be outstanding, except, so long as no Event of Default has occurred and is continuing, that Borrowers may reinvest all such Net Proceeds of any such Asset Disposition within ninety (90) days, in fixed assets. If Borrowers do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without Borrowers having reinvested the full amount of the Net Proceeds of any such Asset Disposition or if such Net Proceeds are attributable to a working capital, earnings, balance sheet or similar adjustment under the STN Acquisition Agreement, including any pursuant to the STN Acquisition Escrow Agreement, in excess of the Threshold Amount then, Borrowers shall apply all such remaining Net Proceeds of such Asset Disposition in excess of the Threshold Amount to payment of the Loans in accordance with Section 1.5(d).

(ii)	Subject to the terms of Section 2.2, immediately following the receipt of any Net Proceeds from a Casualty Event, the Borrowers shall first prepay the Revolving Loans (without reduction of the Revolving Loan Commitment) by an amount equal to the amount of any reduction in the Borrowing Base attributable to the Casualty Event giving rise to such Net Proceeds to the extent that any such reduction would result in the outstanding principal balance of the Revolving Loans exceeding the maximum amount of Revolving Loans permitted to be outstanding, to the extent not otherwise permitted by Section 2.2 to be used to replace, repair, restore or rebuild the Collateral. If Borrowers do not intend to replace, repair, restore or rebuild the Collateral, as permitted by Section 2.2, then Borrowers shall apply all such remaining Net Proceeds of such Casualty Event to the payment of the Loans in accordance with Section 1.5(d).
(c)	Prepayments from Issuance of Securities. Immediately upon the receipt by any Borrower or any of its Subsidiaries of the proceeds of the issuance of Stock (other than proceeds of the issuance of Stock to any Borrower or any Subsidiary of any Borrower by any Subsidiary thereof), to the extent that such proceeds exceed, individually or in aggregate amount, in any period of twelve (12) consecutive Fiscal Months, beginning with the Closing Date, the sum of Five Hundred Thousand Dollars ($500,000) (herein, the “Threshold Amount”), Borrowers shall prepay the Loans in an amount equal to such proceeds in excess of the Threshold Amount, net of underwriting discounts and commissions and other reasonable costs associated therewith. The payments shall be applied in accordance with Section 1.5(d).

8

(d)	Application of Proceeds.
(i)	With respect to any prepayments made by any Borrower made in accordance with Section 1.5(a), except as provided in clause (iii), unless otherwise designated by Borrowers, such prepayments shall be applied as follows: first, to the Term Loan in the inverse order of maturity of the Scheduled Installments of the Term Loan until the Term Loan shall have been prepaid in full; and second, to the Revolving Credit Advances outstanding until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment.

(ii)	With respect to any prepayments made by any Borrower pursuant to Sections 1.5(b) or 1.5(c), except as provided in clause (iii), such prepayments shall be applied as follows: first, to the Term Loan in the inverse order of maturity of the Scheduled Installments of the Term Loan until the Term Loan shall have been prepaid in full; and, second, to the Revolving Credit Advances outstanding until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment.

(iii)	With respect to any prepayments made pursuant to any of Sections 1.5 (a), 1.5(b), 1.5(c) when any Event of Default has occurred and while it is continuing shall be in effect, such prepayments shall be applied in accordance with Section 6.4 hereof.

(iv)	Notwithstanding any other term of this Section 1.5 to the contrary, the Requisite Lenders may elect to waive any requirement for mandatory prepayments by instructing Agent to give written notice to Borrower Representative to such effect at any time on or prior to such prepayment becoming due and payable.
1.6	Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon the Commitment Termination Date. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the Revolving Loan Commitment has been terminated, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to Agent under the Loan Documents and applicable laws. Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be due and payable.

1.7	Loan Accounts. Agent shall maintain a loan account (the “Loan Account”) on its books to record: the Loans, all payments made by Borrowers with respect to the Loans, and all other debits and credits as provided in this Agreement with respect to the Loans and any other Obligations. All entries in the Loan Account shall be made in accordance with the customary accounting practices of Agent as in effect from time to time. The balance in the Loan Account, as recorded on the most recent printout or other written statement of Agent shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any

9

error in so recording shall not limit or otherwise affect Borrowers’ duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans and any other Obligations setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.8	Capital Adequacy and Other Adjustments. Subject at all times to Section 9.19, in the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing materially the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within five (5) Business Days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower Representative and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

1.9	Taxes. Subject at all times to Section 9.19:

(a)	No Deductions. Any and all payments or reimbursements made hereunder (including any payments made pursuant to Section 10) or under the Notes or any other Loan Documents shall be made free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Agent’s or a Lender’s net income by the jurisdiction in which Agent or such Lender is organized. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

10

(b)	Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:
(i)	does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment Fees or other Fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

(ii)	does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;
and the result of any of the foregoing is to increase materially the cost to Agent or any such Lender of making or continuing any Loan hereunder, as the case may be, or to reduce materially any amount receivable hereunder under any Note or under any other Loan Document, then, in any such case, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement, the Notes or the other Loan Documents. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.9(b), it shall promptly notify Borrower Representative of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower Representative (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)	Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States certifying as to such Foreign Lender’s entitlement to such exemption with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a “Certificate of Exemption”). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower Representative or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent. If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement and does not provide a Certificate of Exemption to Borrower Representative and Agent within the time periods set forth in the preceding sentence, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any

11

additional amounts as a result of such withholding, provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower Representative and Agent.

1.10	Borrower Representative. Each Borrower hereby designates Parent Company as its representative (Parent Company, acting in such capacity, herein, “Borrower Representative”) and agent on its behalf for the purposes of issuing Notice of Revolving Credit Advances, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

1.11	Use of Loan Proceeds. The proceeds of the Term Loan shall be used for refinancing the Borrowers’ existing Indebtedness, funding the payment of the purchase price for the STN Acquisition (and any other Related Transaction expenses), funding the initial portion of the Cash Collateral required to be deposited pursuant to the Cash Collateral Agreement, funding the payment of fees and expenses hereunder and for general business purposes in a manner not in conflict with any of the Borrowers’ covenants in this Agreement. The proceeds of the Revolving Credit Advances shall be used for refinancing the Borrower’s existing Indebtedness, funding the payment of fees and expenses hereunder and general business purposes in a manner not in conflict with any of the Borrowers’ covenants in this Agreement.

1.12	Application and Allocation of Payments. So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.5(a) and 1.5(d); and (iii) mandatory prepayments shall be applied as set forth in Section 1.5(b), 1.5(c) and 1.5(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of any Borrower, and Borrowers hereby irrevocably agree that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records.

12

SECTION 2.
AFFIRMATIVE COVENANTS
Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:
2.1	Compliance With Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable material laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations and orders and those provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2 and no Lien (other than a Permitted Encumbrance) in respect thereof has been created.

2.2	Insurance.

(a)	Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. Each Credit Party will maintain business interruption insurance providing coverage for a period and in an amount satisfactory to Agent, in its Permitted Discretion. Each Credit Party shall, pursuant to endorsements and/or assignments in form and substance satisfactory to Agent, in its Permitted Discretion, (i) cause Agent to be named as lender’s loss payee in the case of casualty insurance, and assignee in the case of all business interruption insurance, in each case for the benefit of Agent and Lenders and (ii) cause Agent and each Lender to be named as additional insureds in the case of all liability insurance. Each Credit Party represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event any Credit Party fails to provide Agent with evidence of the insurance coverage required by this Agreement,

13

Agent may purchase insurance at such Credit Party’s expense to protect Agent’s and Lenders’ interests in the Collateral. This insurance may, but need not, protect such Credit Party’s interests. The coverage purchased by Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, such Credit Party will be responsible for the costs of that insurance, including interest and other Charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

(b)	Credit Parties shall notify Agent in writing immediately upon the occurrence of any Casualty Event. Notwithstanding anything to the contrary contained in any insurance policies, all Net Proceeds arising from a Casualty Event paid to any Credit Party or any of its Subsidiaries shall immediately be delivered to Agent. So long as (i) no Event of Default shall have occurred and be continuing or result from the release of funds or the making of any Revolving Credit Advance to Borrowers in accordance with the following, and (ii) in Agent’s reasonable judgment, appropriate arrangements have been made to ensure that the Collateral will not be materially impaired, the Agent shall permit the Credit Parties to use Net Proceeds arising from a Casualty Event to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties in accordance with the terms of this Section 2.2; provided that such Credit Party commences and diligently pursues such replacement, repair, restoration or rebuilding of Collateral and/or other assets of the Credit Parties within ninety (90) days of the occurrence of such Casualty Event. All Net Proceeds that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Credit Commitment) and upon such application, Agent shall establish an Availability Reserve against the Borrowing Base in an amount equal to the amount of such Net Proceeds so applied. Thereafter, such Net Proceeds shall be made available to Credit Parties to provide funds to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties as follows: (i) Borrowers shall request a Revolving Credit Advance be made to Borrowers in the amount requested to be released; (ii) so long as the conditions set forth in Section 7.2 have been met, Agent shall make such Revolving Credit Advance; and (iii) in the case of Net Proceeds applied against the Revolving Loan, the Availability Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties in accordance with this Section 2.2(b), such Net Proceeds shall be applied in accordance with Section 1.5(d)(ii). Notwithstanding the foregoing, if the aggregate amount of the Net Proceeds arising from any such Casualty Event that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties exceeds the outstanding principal balance of the Revolving Loans (any such excess amount, the “Excess Net Proceeds”), Agent shall first make available to

14

Credit Parties the Excess Net Proceeds to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties as and when such Credit Parties request disbursement of such funds to be used solely for such purposes prior to making any Revolving Credit Advances for such purposes as described above in this Section 2.2. To the extent not used to replace, repair, restore or rebuild the Collateral and/or other assets of the Credit Parties in accordance with this Section 2.2(b), such Excess Net Proceeds shall be applied in accordance with Section 1.5(d)(ii).

2.3	Inspection; Lender Meeting; Board Meetings. Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrowers shall pay all normal audit and field examination fees and reasonable out-of-pocket expenses of Agent related to any such audit and/or field examination. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent. In addition, Borrowers shall provide Agent with not less than five (5) Business Days prior written notice of all meetings of the Board of Directors of any Credit Party (except in the case of emergency meetings, in which case such written notice shall be given to Agent at the same time as that given to the relevant directors (or equivalent)). Agent and each Lender shall have the right to appoint up to two (2) observers to the Board of Directors, who shall be entitled to attend (or at the option of such observer, monitor by telephone) all meetings of such Board of Directors and each committee of such Board of Directors (including any executive committee), but shall not be entitled to vote, or to influence any vote, and who shall receive all reports, meeting materials, notices, written consents and other materials as and when provided to the members of such Board of Directors. The Credit Parties shall reimburse Agent and such Lenders for the reasonable travel expenses incurred by each such observer (limited to two (2) such Persons, in the case of Agent, and one (1) such Person, in the case of each Lender) in connection with attendance at or participation in meetings of such Credit Party’s Board of Directors to the extent consistent with such Credit Party’s policies of reimbursing directors generally for such expenses.

2.4	Organizational Existence. Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its material Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

2.5	Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that

15

could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain, in all material respects, the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000); and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of One Hundred Thousand Dollars ($100,000), in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) if the Credit Parties fail to perform (or cause performance) of any environmental audits under Section 2.5(d)(i) above within a reasonable time after receiving a written request from Agent, Credit Parties shall permit Agent or its representatives to have reasonable access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

2.6	Landlords’ Agreements, Mortgagee Agreements and Real Estate Purchases. After the Closing Date, each Credit Party shall use its best efforts to obtain a landlord’s agreement or mortgagee agreement, as applicable, from the lessor of any Real Estate leased by any Credit Party or mortgagee of any Real Estate owned by any Credit Party, as applicable, which agreement shall contain a waiver or subordination of all Liens or claims that the landlord or mortgagee may assert against the Collateral at that location, shall permit Agent access to the related premises and shall otherwise be reasonably satisfactory in form and substance to Agent. If such landlord’s agreement is not obtained within thirty (30) days after the Closing Date or upon entering into a lease in connection with new Real Estate, Agent may, in its sole discretion, establish an Availability Reserve in an

16

amount equal to three (3) month’s rent related to each such leased property. Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

2.7	Further Assurances.

(a)	Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b)	In the event any Credit Party acquires a fee ownership interest in real property after the Closing Date, such Credit Party shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent.

(c)	Each Credit Party shall (i) cause each Person, upon its becoming a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

(d)	Each Credit Party shall promptly correct any defect or error that may be discovered in any Loan Document by it, or if when discovered by the Agent, by the Agent or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent, each Credit Party also shall, and shall cause each Subsidiary to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents including, without limitation, the delivery of a landlord waiver from any landlord required by the Agent; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Agent and Lenders the rights granted now or hereafter intended to be granted to the Agent and Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document or that any Credit Party may be or become bound to convey, mortgage or assign to the Agent in order to carry out the intention or facilitate the performance of the

17

provisions of any Loan Document. The Borrower Representative shall furnish to the Agent evidence satisfactory to the Agent of every such recording, filing or registration.

2.8	Cash Management Systems. Borrowers shall, and shall cause each other Credit Party to, enter into Control Agreements with respect to each lockbox and deposit account maintained by each Credit Party (other than any payroll account so long as such payroll account is a zero balance account) after the Closing Date, if requested to do so by Agent, to become effective from and after any Control Event. Each such Control Agreement shall be in form and substance satisfactory to Agent in its Permitted Discretion and provide Agent exclusive dominion and control of such lockboxes and deposit accounts from and after the occurrence of any Control Event. In connection therewith, Borrowers shall, and shall cause each other Credit Party to, remit, and direct all Account Debtors to remit, all remittances on Accounts and all other proceeds of Collateral directly to such lockboxes from which, on a daily basis, all such remittances shall be concentrated into one or more deposit accounts under the exclusive dominion and control of Agent from and after the occurrence of any Control Event used exclusively for that purpose. Funds so deposited into such concentration accounts shall, unless otherwise required by Agent to be deposited directly with Agent for application to Obligations then outstanding during any time that a Control Event exists, which Agent may elect to do at any time and from time to time, be deposited into one or more operating accounts of Borrowers, also under the exclusive dominion and control of Agent, but from which, unless Agent determines otherwise at any time that a Control Event exists, Borrowers shall have the right to make transfers and withdrawals and write checks against amounts on deposit therein from time to time.

2.9	ERISA. Each Credit Party will (a) maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the IRC and with all material applicable rulings and regulations issued under the provisions of ERISA and of the IRC; and (b) will not permit any of the ERISA Affiliates to (i) engage in any transaction in connection with which such Credit Party or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding Fifty Thousand Dollars ($50,000), (ii) fail to make full payment when due of all amounts which, under the provisions of any Plan, such Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) or (iii) fail to make any payments in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) to any Multiemployer Plan that such Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.
SECTION 3.
NEGATIVE COVENANTS
Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

18

3.1	Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4), except:

(a)	the Obligations;

(b)	intercompany Indebtedness arising from loans made by any Borrower (i) to any other Borrower or to the Parent Company, in each case, without limitation as to Dollar amount, or (ii) to any other Credit Party which is not a Borrower or the Parent Company in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000), in the aggregate, for all such Credit Parties taken as a whole at any time outstanding, provided, however, that (1) such Indebtedness shall be evidenced by one or more subordinated promissory notes substantially in the form of Exhibit 3.1(b) or otherwise having terms satisfactory to Agent, in its Permitted Discretion the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations and (2) at the time any such intercompany loan is made by any Borrower and immediately after giving effect thereto, the Borrower extending such intercompany loan or advance shall be Solvent; provided that for purposes of determining such Solvency, such Borrower making such intercompany loan shall assume that the right to be repaid any loans, advances or other intercompany extensions of credit owing from any Credit Party which is not Solvent shall have no value;

(c)	Indebtedness secured by purchase money Liens on Equipment or incurred with respect to Capital Leases of Equipment, to the extent not in excess of the amount specified in Section 4.1;

(d)	Indebtedness consisting of Subordinated Debt;

(e)	Indebtedness outstanding on the Closing Date but being satisfied on the Closing Date pursuant to the Recapitalization;

(f)	other Indebtedness outstanding on the Closing Date and described on Schedule 3.1; and

(g)	Permitted Refinancing Indebtedness.

3.2	Liens and Related Matters.

(a)	No Liens. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances, including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on Schedule 3.2.

(b)	No Negative Pledges. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the

19

Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except (i) provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or a Subsidiary of any Borrower entered into in the ordinary course of business and consistent with past practices and (ii) provisions of customary documentation of any Indebtedness secured by purchase money security interests or Capital Leases of any Credit Party or their respective Subsidiaries restricting the transfer and/or encumbrance of any assets of Credit Parties or their respective Subsidiaries acquired with the proceeds of such Indebtedness secured by purchase money security interests or pursuant to such Capital Leases.

(c)	No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein or in any of the other Loan Documents, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by any Borrower or any other Subsidiary; (2) pay any Indebtedness owed to any Borrower or any other Subsidiary; (3) make loans or advances to any Borrower or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary.

3.3	Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a)	Credit Parties may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

(b)	Credit Parties may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed Fifty Thousand Dollars ($50,000), in the aggregate, at any time outstanding (inclusive of any such loans and advances outstanding on the Closing Date);

(c)	Credit Parties may hold Investments representing non-cash consideration received in accordance with Section 3.7;

(d)	Credit Parties may make Investments in Cash Equivalents subject to Control Agreements in favor of Agent; provided that such Investments are not subject to setoff rights, except as provided in such Control Agreements;

(e)	Credit Parties may hold Investments existing on the Closing Date as set forth on Schedule 3.3 and any renewals, amendments and replacements thereof that do not increase the amount thereof; and

(f)	each Credit Party may hold investments comprised of notes payable, or stock or other securities issued by financially troubled Account Debtors (excluding Affiliates) to such Credit Party pursuant to agreements with respect to settlement of such Account Debtor’s Accounts with such Credit Party negotiated in the ordinary course of business.

20

3.4	Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation, except:

(a)	those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(b)	those existing on the Closing Date and described in Schedule 3.4;

(c)	those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(d)	those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

(e)	those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding One Hundred Thousand Dollars ($100,000), in aggregate liability; and

(f)	those incurred with respect to Indebtedness permitted by Section 3.1 provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations.

3.5	Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

(a)	Each Credit Party may make payments and distributions to Parent Company (whether directly or through sequential upstream Restricted Payments) that are used by Parent Company to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; provided that each Credit Party’s aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Parent Company shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Credit Party not filed a consolidated or combined return with Parent Company;

(b)	Wholly-owned direct and indirect Subsidiaries of a Borrower may make Restricted Payments to the entity (if a Borrower) which is the direct owner of the equity of such wholly-owned Subsidiary;

(c)	Parent Company may make regularly scheduled payments of (but no prepayments of) principal and interest under the Existing Subordinated Notes, as in effect on the Closing Date, so long as (i) before and after giving effect thereto, no Default or Event of Default exists, (ii) without limitation of the preceding clause (i), on a pro forma basis, giving effect to such payment as if made in the last Fiscal Month for which financial statements have been reported to Agent and Lenders, Borrowers remain in compliance with all Financial Covenants, (iii) giving effect to such payment as made, Borrowers are in

21

compliance with the Restricted Payment Test; and (iv) such payment is otherwise then permitted to be paid pursuant to the applicable Existing Notes Subordination Agreement;

(d)	Parent Company may make regularly scheduled payments of (but no prepayments of) the USVD Seller Debt, pursuant to the USVD Documents applicable thereto as in effect on the Closing Date, so long as such payment is otherwise then permitted to be made pursuant to the USVD Seller Subordination Agreement;

(e)	Parent Company may pay cash dividends on the Preferred A Stock (but for avoidance of doubt, no other Stock) at a coupon rate not to exceed eight percent (8%) per annum, being the rate in effect under the Parent Company’s Organizational Documents as in effect on the Closing Date (without giving affect to any permission thereof authorizing or permitted any subsequent increase therein) so long as (i) before and after giving effect thereto, no Default or Event of Default exists, (ii) without limitation of the preceding clause (i), on a pro forma basis, giving effect to such payment as if made in the last Fiscal Month for which financial statements have been reported to Agent and Lenders, Borrowers remain in compliance with all Financial Covenants, (iii) giving effect to such payment as made, Borrowers are in compliance with the Restricted Payment Test; and (iv) such payment is otherwise then permitted to be made under the Parent Company’s Organizational Documents;

(f)	any Credit Party may declare and pay dividends and other distributions to holders of its Stock, payable solely in its Stock, to the extent that such Stock is pledged to Agent as collateral security for the Obligations in accordance with the terms and provisions of the respective Collateral Documents; and

(g)	Parent Company may pay (on or after April 15, 2010) the scheduled principal payment due on April 15, 2010 under the Equity Investor Note (together with accrued interest at the rate provided in the Equity Investor Note as in effect on the date hereof), so long as (i) before and after giving effect thereto, no Default or Event of Default exists, (ii) Borrower Representative has delivered to Agent and each Lender the audited year-end financial statements of Parent Company and its Subsidiaries for the Fiscal Year ending December 31, 2009 required to be delivered pursuant to Section 4.5(b) and the monthly financial statements of Parent Company and its Subsidiaries for the Fiscal Month ending March 31, 2010 required to be delivered pursuant to Section 4.5(a), in each case prepared in compliance with all requirements of Section 4.5, (iii) without limitation of the preceding clause (i), (A) on a pro forma basis, giving effect to such payment as if made in the Fiscal Year ending December 31, 2009, Borrowers remain in compliance with all Financial Covenants and (B) on a pro forma basis, giving effect to such payment as if made in the Fiscal Month ending March 31, 2010, Borrowers remain in compliance with all Financial Covenants, (iv) giving effect to such payment as made, Borrowers are in compliance with the Restricted Payment Test; (v) no Material Adverse Effect has occurred since the Closing Date; (vi) such payment is otherwise then permitted to be paid pursuant to the Equity Investor Note Subordination Agreement; and (vii) the chief executive officer or chief financial officer of Borrower Representative shall have certified as to satisfaction of each of the foregoing conditions in a certificate attaching calculations.

22

3.6	Restriction on Fundamental Changes. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (a) amend, modify or waive any term or provision of its Organizational Documents in any manner materially adverse to themselves or to the Agent or Lenders, unless required by law; (b) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent, any wholly-owned Subsidiary of any Borrower may be merged with or into such Borrower (provided that such Borrower is the surviving entity) or any other wholly-owned Subsidiary of such Borrower; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) except as the result of (i) the closing of the STN Acquisition or (ii) the consummation of a transaction permitted under clause (b) herein, acquire by purchase or otherwise all or any substantial part of the business, Stock or assets of any other Person.

3.7	Disposal of Assets or Subsidiary Stock. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) the Notes and the Warrants, (c) dispositions pursuant to the Warrantholders Rights Agreement and (d) Asset Dispositions not otherwise permitted under this Section 3.7 by any Credit Party if all of the following conditions are met: (i) the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed One Hundred Thousand Dollars ($100,000); (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the Net Proceeds of such Asset Disposition are applied as required by Section 1.5(d); and (iv) no Default or Event of Default then exists or would result from such Asset Disposition.

3.8	Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on Schedule 3.8(a), (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries; (d) payment of director’s (or similar) fees not to exceed Fifty Thousand Dollars ($50,000) in the aggregate as to all such fees, for any Fiscal Year of Borrowers; (e) loans to employees permitted in Section 3.3, (f) Restricted Payments permitted in Section 3.5 and the agreements pursuant to which such Restricted Payments are required to be made, (g) reimbursement of employee travel and lodging costs incurred in the ordinary course of business and (h) employment agreements, equity incentive agreements and other employee and arrangements in the

23

ordinary course of business which are fully disclosed to the Agent, including the USVD Employment Agreements and the USVD Non-Compete Agreements.

3.9	Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on Schedule 3.9.

3.10	Changes Relating to Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1, except as permitted by Section 3.1(g) and except as contemplated by, and in accordance with, the STN Acquisition Agreement.

3.11	Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years, provided, however, that STN may change its Fiscal Year to December 31 to make it consistent with Parent Company’s Fiscal Year.

3.12	Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of Agent, any Lender or its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to Agent and Lenders and without the prior written consent of Agent and Lenders unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Chatham before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

3.13	Subsidiaries. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any Subsidiary subsequent to the Closing Date.

3.14	Bank Accounts; Lockboxes. The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts or lockboxes without prior written notice to Agent and, if such bank account is a deposit account, unless Agent and the bank at which such deposit account is to be opened or lockbox is to be administered (other than any payroll account so long as such payroll account is a zero balance account and other than any client account administered by any Credit Party) enter into a Control Agreement regarding such deposit account and/or lockbox, as applicable (after any Control Event), pursuant to which such bank acknowledges the security interest of Agent in such deposit account and/or lockbox, as applicable, agrees to comply with instructions originated by

24

Agent directing disposition of the funds in the deposit account and/or lockbox, as applicable, without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the deposit account and/or lockbox, as applicable, and waive all rights of set-off with respect thereto (other than for customary fees and expenses) on terms satisfactory to Agent and permitting Agent to assume exclusive dominion and control over such deposit account and/or lockbox, as applicable.

3.15	Hazardous Materials. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

3.16	ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

3.17	Sale Leasebacks. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets.

3.18	Changes to Material Contracts. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to change or amend the terms of their Material Contracts, including, particularly, any set forth on Schedule 3.18, in a manner materially adverse to the rights or interests of any Credit Party which is a party thereto or materially adverse to the rights or interests of the Agent and the Lenders, other than (i) the Related Transaction Documents, which may not be changed or amended in any manner without the prior written consent of Agent, and (ii) the Subordinated Debt Documents, which may not be changed or amended in any manner except in accordance with the Subordination Documents corresponding thereto.

3.19	Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, including, particularly, but without limitation in this regard, the USVD Seller Debt, except (i) the Obligations, subject to the terms and conditions thereon set forth herein; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(a), and (iii) intercompany Indebtedness reflecting amounts owing to Borrowers and permitted under Section 3.1.

3.20	Accounting Changes. No Credit Party will, and shall not cause or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

25

3.21	Subordinated Debt. No Credit Party will, nor permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related Subordination Agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory, unless expressly permitted pursuant to the applicable Subordination Agreement); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

3.22	Executive Compensation. No Credit Party will, nor permit any Subsidiary to, make any payments of management, consulting or other fees for management or similar services, or any payment on account of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of such Credit Party, except reasonable compensation to officers, employees and directors of such Credit Party for services rendered to such Borrower in the ordinary course of business. Without limiting the foregoing, (i) no Credit Party shall pay or commit to pay cash compensation to any member of such Credit Party’s senior management in an amount in any Fiscal Year in excess of one hundred ten percent (110%) of the aggregate cash compensation paid during the prior Fiscal Year plus such additional amounts of incentive compensation as the Credit Parties may elect to pay from time to time after prior review with, and prior approval by, Agent and (ii) no Credit Party may make any change in the amount, method of calculation or frequency of payment of the USVD Compensation in any event.

3.23	Hedging Agreements. No Credit Party will, nor permit any Subsidiary to, enter into any hedging arrangements, other than any Rate Protection Agreements that are issued or approved by the Agent.
SECTION 4.
FINANCIAL COVENANTS/REPORTING
Borrowers covenant and agree that from and after the date hereof until the Commitment Termination Date, Borrowers shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.
4.1	Capital Expenditure Limits. Parent Company and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed in the aggregate $250,000 in any Fiscal Year beginning with the 2008 Fiscal Year.

4.2	[Intentionally Omitted].

26

4.3	Minimum Fixed Charge Coverage Ratio. Parent Company and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month, beginning with the Fiscal Month ending August 31, 2008, a Fixed Charge Coverage Ratio for the twelve (12) Fiscal Months then ended of at least 1.75:1; provided, however, that, notwithstanding the foregoing, in computing the Fixed Charges component of the foregoing ratio for the period between August 31, 2008 and July 31, 2009, the Fixed Charges shall be computed on an “annualized” basis and not on a trailing twelve (12) Fiscal Months’ basis, with the Fiscal Month ended August 31, 2008, being the “base” month; that is, for the foregoing purposes, “Fixed Charges” as of August 31, 2008 shall be equal to Fixed Charges for such Fiscal Month multiplied by twelve (12), “Fixed Charges” as of September 30, 2008 shall be equal to Fiscal Charges for the two (2) Fiscal Months then ended (counting from August 1, 2008) multiplied by six (6), and so forth month-by-month.

4.4	Maximum Leverage Ratio. Parent Company and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month, beginning with the Fiscal Month ending August 31, 2008, a Leverage Ratio as of the last day of such Fiscal Month and for the twelve (12) Fiscal Months then ended (using for all applicable Fiscal Months ending prior to the Closing Date the stipulated amounts of EBITDA set forth at Annex F-12), of not more than 3.0:1.

4.5	Financial Statements and Other Reports. Parent Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures and may be subject to normal year-end adjustments). Borrower Representative will deliver each of the Financial Statements and other reports described below to Agent (and each Lender in the case of the Financial Statements and other reports described in Sections 4.5(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), and (n)).

(a)	Interim Financials. As soon as available and in any event within thirty (30) days after the end of each Fiscal Month (including the last Fiscal Month of Parent Company’s Fiscal Year), Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Parent Company and its Subsidiaries, as at the end of such Fiscal Month, and the related consolidated and consolidating statements of income and stockholders’ equity and a schedule of Capital Expenditures for such Fiscal Month and for the period from the beginning of the then current Fiscal Year of Parent Company to the end of such month, together with, on a quarterly basis only, a cash flow statement, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to
Section 4.5(h) and (3) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

27

(b)	Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year thereafter of Parent Company, Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Parent Company and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Parent Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrowers and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(c)	Accountants’ Reports. Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted by Parent Company’s firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrowers or their Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d)	Borrowing Base Certificate. As soon as available and in any event on the first Business Day of each calendar month, and from time to time upon the request of Agent, Borrower Representative will deliver a Borrowing Base Certificate (in substantially the same form as Exhibit 4.5(d), the “Borrowing Base Certificate”) as at the last Business Day of the preceding calendar week.

(e)	Management Report. Together with each delivery of Financial Statements of Parent Company pursuant to Sections 4.5(a), Borrower Representative will deliver a management report (1) describing the operations and financial condition of Parent Company and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (2) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower Representative to the effect that such information fairly presents the results of operations and financial condition of Parent Company and its Subsidiaries as at the dates and for the periods indicated.

(f)	Backlog. Together with each delivery of Financial Statements of Parent Company pursuant to Section 4.5(a), Borrower Representative will deliver a schedule of backlog (by customer and by Borrower), to be current as of its delivery date, to be in form and content reasonably satisfactory to Agent, but including therein in any event the amount of each contract, the expected installation date and status of contract (i.e., executed, pending or upside).

(g)	Appraisals. From time to time, at Borrowers’ expense, at any time while and so long as an Event of Default shall have occurred and be continuing, Agent may obtain appraisal

28

reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the Real Estate and personal property owned by any of the Credit Parties.

(h)	Projections and Operating Plan. As soon as available and in any event no later than thirty (30) days prior to the end of each of Parent Company’s Fiscal Years, Borrower Representative will deliver (a) Projections of Parent Company and its Subsidiaries for the forthcoming three (3) fiscal years, year by year, and for the forthcoming fiscal year, month by month and (b) a board approved operating plan for Parent Company and its Subsidiaries for the forthcoming Fiscal Year.

(i)	SEC Filings and Press Releases. Promptly upon their becoming available, but in any event within five (5) Business Days thereafter Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Parent Company or any of its Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Parent Company or any of its respective Subsidiaries to the public concerning developments in the business of any such Person.

(j)	Events of Default, Etc. Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, but in any event within five (5) Business Days thereafter Borrower Representative shall deliver copies of all notices given or received by such Borrower or any of their Subsidiaries with respect to any such event or condition and a certificate of a Senior Officer of Borrower Representative specifying the nature and period of existence of such event or condition and what action Borrowers or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to any Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of any Borrower or any of its Subsidiaries.

(k)	Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of but in any event within five (5) Business Days thereafter (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by Borrower Representative to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower Representative will

29

promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

(l)	Notice of Corporate and other Changes. Borrower Representative shall provide prompt (but within five (5) Business Days) written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any amendment to their articles or certificate of incorporation, by laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

(m)	Other Information. Promptly (but within five (5) Business Days), Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

(n)	Compliance Certificate. Together with each delivery of Financial Statements of Borrowers and their Subsidiaries pursuant to
Sections 4.5(a) and (b), Borrower Representative will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Annex F (the “Compliance Certificate”) signed by Borrower Representative’s chief executive officer or chief financial officer.

(o)	Taxes. Borrower Representative shall provide prompt (but within five (5) Business Days) written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by any Credit Party or any of its Subsidiaries and (ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

4.6	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to Sections 4.5 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered

30

(which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.
SECTION 5.
REPRESENTATIONS AND WARRANTIES
To induce Agent and Lenders to enter into the Loan Documents and make Loans, Borrowers and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that, except as otherwise expressly set forth in the Schedules attached hereto, the following statements are or, after giving effect to the Related Transactions, will be true, correct and complete until the Termination Date with respect to all Credit Parties:
5.1	Disclosure. No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made.

5.2	No Material Adverse Effect. Since December 31, 2007, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

5.3	No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or Organizational Documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

31

5.4	Organization, Powers, Capitalization and Good Standing, Organization and Powers.

(a)	Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

(b)	Capitalization. As of the Closing Date: (i) each Subsidiary of a Credit Party is listed on Schedule 5.4(b); (ii) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (iii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iv) the identity of the holders of the Stock of each of the Credit Parties and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Schedule 5.4(b); and (v) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, is issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

(c)	Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity.

5.5	Financial Statements and Projections.

(a)	All Financial Statements concerning the Credit Parties which have been or will hereafter be furnished to Agent pursuant to this Agreement, including the Historical Financial Statements, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year end adjustments.

32

(b)	The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.5(h) represent and will represent as of the date thereof the good faith estimate of Borrowers and their senior management concerning the most probable course of their business.

5.6	Intellectual Property. As of the Closing Date, each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all material Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. As of the Closing Date, except as disclosed in Schedule 5.6, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

5.7	Investigations, Audits, Etc. As of the Closing Date, except as may be set forth on Schedule 5.7, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

5.8	Employee Matters. As of the Closing Date, except as may be set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters. Except in respect of the USVD Employment Agreement and as may be set forth on Schedule 5.8, no Credit Party nor any of its Subsidiaries is party to an employment contract.

5.9	Solvency. As of the Closing Date each of the Credit Parties and each of its Subsidiaries is Solvent.

5.10	Litigation; Adverse Facts. Except as may be set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.

33

5.11	Use of Proceeds; Margin Regulations.

(a)	No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form 0-1, as applicable, referred to in Regulation U.

(b)	Borrowers shall utilize the proceeds of the Loans solely for the STN Acquisition and the Related Transactions (and to pay any Related Transaction expenses), and for the financing of Borrowers’ ordinary working capital needs and/or other purposes permitted by this Agreement. Schedule 5.11 contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans to be made on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

5.12	Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Schedule 5.12 constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries. As of the Closing Date, each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. As of the Closing Date, each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that are reasonably likely to result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries. Except as disclosed in Schedule 5.12, each of the Credit Parties and each of its Subsidiaries has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s or Subsidiary’s right, title and interest in and to all such Real Estate and other properties and assets. As of the Closing Date, Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s or any of its Subsidiaries’ Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and

34

used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13	Environmental Matters.

(a)	Except as set forth in Schedule 5.13, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of One Hundred Thousand Dollars ($100,000), in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of One Hundred Dollars ($100,000), in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of One Hundred Dollars ($100,000), in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of One Hundred Dollars ($100,000), in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of One Hundred Thousand Dollars ($100,000), in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case in possession of the Credit Parties relating to any of the Credit Parties or their Subsidiaries.

(b)	Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) does not have the capacity through the provisions of the Loan

35

Documents or otherwise to influence any Credit Party’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

5.14	ERISA.

(a)	Schedule 5.14 lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. As of the Closing Date, copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104 23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)	As of the Closing Date, except as may be set forth in Schedule 5.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than ten percent (10%) of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the S&P or an equivalent rating by another nationally recognized rating agency.

5.15	Brokers. Except as may be disclosed in Schedule 5.15, no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or

36

closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.16	Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including the Disbursement Account, and Schedule 5.16 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, the complete account number therefore and listing of any lockboxes maintained through any financial institutions for processing payments by account debtors and other proceeds of Collateral.

5.17	STN Acquisition Agreement. On or before the Closing Date, Parent Company shall have delivered to Agent complete and correct copies of the STN Acquisition Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The STN Acquisition Documents comply with, and the STN Acquisition has been consummated in accordance with, all applicable laws in all material respects. The STN Acquisition has been consummated substantially in accordance with the STN Acquisition Documents as heretofore presented to, reviewed with, and approved by Agent, and for a total consideration payable in connection therewith of not more than $4,379,017 of which not more than $2,709,262.75 shall be payable in cash on the Closing Date plus an additional amount in escrow of $500,000 pursuant to the STN Acquisition Escrow Agreement. The STN Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over the STN Acquisition Sellers, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the STN Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the STN Acquisition Agreement or to the conduct by any Credit Party of its business thereafter. To the best of Parent Company’s knowledge, none of the STN Sellers’ representations or warranties in the STN Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Notwithstanding anything contained in any STN Acquisition Document to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 5.17 as of the Closing Date and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the STN Acquisition.

5.18	Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

37

5.19	Anti-Terrorism Law.

(a)	Compliance with Law. No Credit Party and, to the knowledge of the Credit Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)	Prohibited Lists. No Credit Party and to the knowledge of the Credit Parties, no Affiliate or other agent of any Credit Party acting or benefiting in any capacity in connection with the Loans is any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order; or (v) a person that is named as a “specialty designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)	Relationships. No Credit Party and, to the knowledge of the Credit Parties, no other agent of any Credit Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

5.20	Compliance with Laws. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above except where the failure to maintain could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.21	Taxes and Tax Returns.

(a)	As of the Closing Date, (i) all tax returns required to be filed by the Credit Parties have been timely and properly filed and (ii) all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by

38

appropriate proceedings), have been paid except for any such filings, payments or accruals which would not have a Material Adverse Effect. No Governmental Authority has asserted any claim for taxes, or to any Credit Party’s knowledge, has threatened to assert any claim for taxes that (A) are not indemnified by the STN Acquisition Sellers and (B) that would, if paid by a Credit Party, have a Material Adverse Effect. All taxes required by law to be withheld or collected and remitted (including, without limitation, income, tax, unemployment insurance and workman’s compensation premiums) with respect to the Credit Parties have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts which would not reasonably be expected have a Material Adverse Effect.

(b)	None of the Credit Parties has been notified that either the IRS or any other Governmental Authority has raised any adjustments or intends to raise such adjustments, in connection with any tax return of the Credit Parties, which adjustments would have a Material Adverse Effect

(c)	None of the Credit Parties is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement, excluding leases entered into in the ordinary course of business and sales contracts, that either individually or in the aggregate, could reasonably be expected have a Material Adverse Effect.
SECTION 6.
DEFAULT, RIGHTS AND REMEDIES
6.1	Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a)	Payment. Failure to pay (i) when due any principal of or interest on any Loan or fees payable pursuant to Section 1.3 hereof or (ii) with in five (5) Business Days after demand, any other amount of any Obligation, whether under this Agreement or any of the other Loan Documents or otherwise; or

(b)	Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure, breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of One Hundred Thousand Dollars ($100,000) to become or be declared due prior to their stated maturity; or

(c)	Breach of Certain Provisions. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section 2.9, Section 3 or Section 4; or

(d)	Breach of Warranty. Any representation, warranty, certification or other statement made by any Credit Party in any Loan Document or in any statement or certificate at any time

39

given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect (without duplication of materiality qualifiers contained therein) on the date made; or

(e)	Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within ten (10) Business Days after the earlier of (1) receipt by Borrower Representative of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of any officer of Borrower or any other Credit Party of such default; or

(f)	Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)	Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h)	Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of One Hundred Thousand Dollars ($100,000) or (2) an amount in the aggregate at any time in excess of One Hundred Thousand Dollars ($100,000) (in either case to the extent not adequately covered by insurance in Agent’s Permitted Discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

40

(i)	Dissolution. Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of ten (10) days; or

(j)	Solvency. Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

(k)	Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(l)	Change of Control. A Change of Control occurs; or

(m)	Executive Management. Either: (i) Michael P. Fischer shall cease for any reason to occupy the office of Chief Executive Officer of USVD or to perform the customary functions of such office on a full time basis; or (ii) Scott M. Diamond shall cease for any reason to occupy the office of Chief Operating Officer of USVD or to perform the customary functions of such office on a full time basis; or (iii) Michael Nole shall cease for any reason to occupy the office of Chief Executive Officer of Parent Company or to perform the customary functions of such office on a full time basis; or (iv) Bryan McGuire shall cease for any reason to occupy the office of Chief Financial Officer of Parent Company or to perform the customary functions of such office on a full time basis; or (v) George Pacinelli shall cease for any reason to occupy the office of President of Parent Company or to perform the customary functions of such office on a full time basis; or (vi) Michael Promotico shall cease for any reason to occupy the office of Chief Executive Officer of STN or to perform the customary functions of such office on a full time basis; and, in each case, the Credit Parties fail to replace such officer with a qualified replacement satisfactory to Agent within thirty (30) days of such event occurring; it being understood, in the case of clauses (iii) and (iv) above, that “full time basis” shall mean, for Messrs. Nole and McGuire that each is spending at least ninety percent (90%) of his overall business time engaged in such activities; or

(n)	Subordinated Indebtedness. The failure of any Credit Party or any creditor of any Borrower or any of its Subsidiaries to comply with the terms of any Subordination Agreement, or if any such document, or portion thereof, becomes null and void, or any party denies further liability under any such document or provides notice to that effect; or

(o)	USVD Documents. The failure of any party thereto to comply with the terms of the USVD Documents, or if any USVD Document, or portion thereof, becomes null and void, or any party denies further liability thereunder or provides notice to such effect; or

(p)	Collateral Document. Any Collateral Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by any Credit Party, or the Agent shall cease to have a valid and perfected security interest having the priority contemplated thereunder in

41

all of the collateral described therein, other than by action or inaction of the Agent if (i) the aggregate value of the Collateral affected by any of the foregoing exceeds One Hundred Thousand Dollars ($100,000) and (ii) any of the foregoing shall remain unremedied for ten (10) days or more after receipt of notice thereof by the Borrower Representative from the Agent; or

(q)	Indictment. The indictment by any Governmental Authority of a Credit Party or Affiliate of any Credit Party as to which there is a reasonable probability of a material and adverse determination under any criminal statute, or commencement of criminal or civil proceedings against any Credit Party or Affiliate of any Credit Party, pursuant to which statute or proceeding the penalties or remedies sought or available include forfeiture of any material portion of the Collateral or any other assets of any Credit Party which are necessary or material to the conduct of its business.

6.2	Suspension or Termination of Commitments. Upon the occurrence of any Default or Event of Default, and during its continuation, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Loans under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

6.3	Acceleration and other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived (including for purposes of Section 10) by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, (i) Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower Representative (a) reduce the aggregate amount of the Commitments from time to time, or terminate the Commitments (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Lenders to make Revolving Credit Advances, or (d) exercise any other remedies which may be available under the Loan Documents or applicable law and (ii) Requisite Lenders may declare all or any portion of the Senior Obligations and other Obligations related thereto to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon.

6.4	Application of Payments. Upon the occurrence of any Event of Default and during its continuation all payments and other monetary proceeds of Collateral received by Agent shall be applied to the Obligations amounts then due and payable in the following order unless otherwise then or from time to time required or approved by Requisite Lenders:

42

(i)	to ratable payment of all Fees, costs and expenses incurred by or owing to Agent with respect to this Agreement, the other Loan Documents or the Collateral;

(ii)	to ratable payment of all costs and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral;

(iii)	to ratable payment of interest on the Revolving Loans and the Term Loan and all Fees payable to any Revolving Lender or any Term Loan Lender then due and owing (other than any Prepayment Fee in respect of the Revolving Loan or Term Loan);

(iv)	to ratable payment of principal on the Revolving Loans and the Term Loan;

(v)	to ratable payment of any applicable Prepayment Fee in respect of the Revolving Loan and/or the Term Loan; and

(vi)	to ratable payment of any other Obligations which may be then due and owing.
Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.
SECTION 7.
CONDITIONS TO LOANS
The obligations of Lenders to make the Loans are subject to satisfaction of all of the applicable conditions set forth below.
7.1	Conditions to Initial Loans. The obligations of Lenders to make the initial Loans on the Closing Date are subject to the following conditions precedent:

(a)	Continuing Conditions. Each of the conditions precedent specified in Section 7.2 shall be satisfied;

(b)	Loan Documents. Agent shall have received this Agreement (including all Schedules and Exhibits), the Notes, all Collateral Documents, all Subordination Agreements and all other Loan Documents to which the Credit Parties, or a Credit Party, are parties, duly executed and delivered by a Senior Officer of each applicable Credit Party;

(c)	Filings, Registrations, Recordings and Searches. (i) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any other Collateral Document, under applicable law or otherwise as reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (ii) Agent shall also have received Code, tax and

43

judgment lien searches with respect to each Credit Party in such jurisdictions as Agent shall require, and the results of such searches shall be satisfactory to Agent; and (iii) Agent shall have received from the Borrower Representative, for each Credit Party, a perfection certificate relative to the Collateral, the form of which shall be supplied by Agent to the Borrower Representative prior to the Closing Date.

(d)	Secretary’s Certificates. Agent shall have received a certificate of the Secretary (or an acceptable substitute officer having similar duties and powers, including, for instance, a general partner or managing member) of each Credit Party, dated the Closing Date, to be in form and substance acceptable to or required by Agent, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Credit Party executing this Agreement and/or any other Loan Documents, and (ii) the authorizations by the Board of Directors of such Credit Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the other Loan Documents; and including therewith copies of the Organizational Documents of such Credit Party as in effect on the Signing Date;

(e)	Good Standing Certificates. Agent shall have received good standing certificates for each Credit Party dated not more than thirty (30) days prior to the Closing Date, issued by the secretary of state or other appropriate official of each Credit Party’s jurisdiction of incorporation or organization and each jurisdiction where the conduct of each Credit Party’s business activities or the ownership of its properties necessitates qualification;

(f)	Legal Opinion. Agent shall have received the executed legal opinion of legal counsel to the Credit Parties, in form and content satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and all other Loan Documents such as Agent may reasonably require, and each Credit Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(g)	No Litigation. Agent shall be satisfied that (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Credit Party or against the officers or directors of any Credit Party (A) in connection with the other Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Credit Party or the conduct of its business or inconsistent with the due consummation of the Related Transactions shall have been issued by any Governmental Authority;

(h)	Material Contracts. Agent shall have received and reviewed all Material Contracts and been satisfied therewith;

(i)	Collateral Examination. Agent shall have completed collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Collateral and all books and records in connection therewith;

44

(j)	Fees. Agent shall have received all fees and expenses payable to Agent and Lenders on or prior to the Closing Date pursuant hereto or under any Other Document, including the Chatham Fee Letter;

(k)	Financial Statements. Agent shall have received copies of the Initial Projections and copies of the Historical Financial Statements, each of which shall be satisfactory in all respects to Agent;

(l)	Insurance. Agent shall have received, in form and content satisfactory to Agent, certified copies of insurance policies (or binders in respect thereof), together with endorsements thereto and ACORD certificates, confirming the Credit Parties’ compliance with Section 2.2;

(m)	Environmental Reports. If and to the extent that Borrowers own any Real Property in fee simple on the Closing Date, Agent shall have received environmental studies and reports prepared by independent environmental engineering firms with respect to such Real Property, satisfactory in all respects to Agent;

(n)	Cash Management Systems. Agent shall have received duly executed agreements establishing the cash management system described in Section 2.8, if and to the extent required thereby.

(o)	Consents. Agent shall have received any and all consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the other Loan Documents; and, Agent shall have received such consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(p)	No Adverse Material Change. Agent shall be satisfied that since the end of Parent Company’s respective most recently completed Fiscal Years for which audited financial statements have been reported there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(q)	Bailee’s Agreements. Unless Agent otherwise has agreed to waive such requirement in one or more instances (and impose reserves under the Borrowing Base in regard thereto), Agent shall have received landlord, warehouse operator and processor agreements (as applicable) satisfactory in form and content to Agent with respect to all premises leased by, licensed to or otherwise used by Borrowers at which inventory or equipment is located or in which inventory or equipment is otherwise being processed, finished or stored, each, to be in a form and substance satisfactory to Agent, in its Permitted Discretion;

(r)	Pledge Agreements. Agent shall have received a Pledge Agreement from each Credit Party in respect of the Stock of each Subsidiary owned by it in form and content satisfactory to Agent in its Permitted Discretion;

45

(s)	Intellectual Property. To the extent that any Credit Party owns on the Closing Date any trademarks or patents (or applications therefor) which are registered with the United States Patent and Trademark Office, or any copyrights (or applications therefore) which are registered with the United States Copyright Office, Agent shall have received from such Credit Party, as appropriate, a Patent Security Agreement, a Trademark Security Agreement, and/or a Copyright Security Agreement; each to be in form and content satisfactory to Agent in its Permitted Discretion;

(t)	Closing Certificate. Agent shall have received a closing certificate signed by a Senior Officer of Borrower Representative dated the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of such date, (ii) the Credit Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents and (iii) on such date, no Default or Event of Default has occurred or is continuing;

(u)	Liquidity at Closing. Agent shall have received evidence satisfactory to it that after giving effect to the making of the initial Advances hereunder and the payment of all closing costs associated therewith (regardless whether required to be paid on the Closing Date), Borrowers shall have Undrawn Availability plus unrestricted cash on hand on the Closing Date of an amount equal to not less than Seven Hundred Thousand Dollars ($700,000);

(v)	Recapitalization. Agent shall have received evidence satisfactory to it of the Recapitalization having been consummated, including therewith (A) the release of all Prior Lender Liens, (B) the cancellation of all Prior Lender Obligations and the DD Subordinated Note, (C) the issuance of Preferred A Stock to the Equity Investor and (D) issuance of the Equity Investor Note;

(w)	Solvency. Agent shall have received a certificate duly executed by a Senior Officer of Borrower Representative attesting to each Credit Party’s Solvency in conformity with Section 5.9;

(x)	[Reserved];

(y)	EBITDA. Agent shall have determined from the Historical Financial Statements and Initial Projections that on the Closing Date after giving effect to all Related Transactions, the EBITDA of the Parent Company and its Consolidated Subsidiaries over the twelve (12) Fiscal Months preceding the Closing Date, on a pro forma basis, is at least Two Million Two Hundred Ninety-Two Thousand Dollars ($2,292,000).

(z)	New Capital. Agent shall have received evidence satisfactory to it that the Parent Company shall have received from the Equity Investor on or subsequent to June 15, 2008, but on or before the Closing Date, the following: (i) at least $2,500,000, in cash, in consideration of the issuance of additional shares of Preferred A Stock to Equity Investor; (ii) a release of all liability in respect of the Prior Lender Obligations and the DD Subordinated Note, heretofore acquired by the Equity Investor, in its capacity as the Prior

46

Lender, for not less than $3,500,000, in cash paid by the Equity Investor to Hilco and DD Growth Premium, with the balance of the sum owing to the Equity Investor as Prior Lender in respect of the Prior Lender Obligations being deferred in exchange for the issuance to the Equity Investor of the Equity Investor Note.

(aa)	STN Acquisition. Agent shall have received evidence satisfactory to it of the Credit Parties’ compliance with Section 5.17 in respect of the STN Acquisition.

(bb)	USVD Debt, Etc. Agent shall have received evidence satisfactory to it that Seven Hundred Fifty Thousand Dollars ($750,000) in cash has been paid by Borrowers to the USVD Sellers in respect of the USVD Seller Fixed Payment Obligations, and, in connection therewith, that: (i) the holders of the USVD Seller Debt have acknowledged and agreed, in writing, pursuant to the USVD Seller Subordination Agreement, that (A) the aforesaid payment of Seven Hundred Fifty Thousand Dollars ($750,000) satisfies all obligations owing thereunder through the Closing Date, and (B) the then remaining principal balance of the USVD Seller Debt, equal in amount to Two Million Three Hundred Fifty Thousand Dollars ($2,350,000), shall be repaid as follows: (1) $750,000, on September 26, 2008, (2) $750,000 on March 26, 2009 and (3) $850,000 on September 26, 2009; and (ii) the USVD Sellers shall have rescinded their pending resignations from USVD on or prior to the Closing Date.

(cc)	Accounts Payable. Agent shall have received evidence satisfactory to it that as of the Closing Date no accounts payable of any Borrower which are not then the subject of a bona fide dispute are unpaid more than sixty (60) days beyond the due date prescribed for their payment.

(dd)	Inter Tel. Agent shall have received evidence satisfactory to it that Inter Tel Integrated Systems, Inc. has released all of its Liens against USVD on or before the Closing Date.

(ee)	Cash Collateral. Borrowers shall have deposited with Agent from the proceeds of the Term Note, a portion thereof, equal to Two Million Dollars ($2,000,000), as the initial portion of the Cash Collateral pursuant to the Cash Collateral Agreement.

(ff)	All Other Matters. Agent shall have received all other Loan Documents which Agent determines to be necessary to consummate the transactions contemplated to occur on or after the Closing Date pursuant to this Agreement, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance to Agent, all Lenders, and their respective legal counsel, including, without limitation, the delivery of all documents listed on, the taking of all actions set forth on and fulfillment of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C shall be satisfied, all in form and substance, or in a manner, satisfactory to Agent and Lenders.

7.2	Conditions to All Loans. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, if, as of the date thereof (the “Funding Date”):

(a)	any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such

47

representation or warranty expressly relates to an earlier date, and Agent or Requisite Revolving Lenders have determined not to make such Advance as a result of the fact that such warranty or representation is untrue or incorrect;

(b)	any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance, and Agent or Requisite Revolving Lenders shall have determined not to make any Advance as a result of that Default or Event of Default; or

(c)	after giving effect to any Advance, the outstanding amount of the Revolving Loan would exceed remaining Borrowing Availability.
     The request and acceptance by any Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2, have been satisfied and (ii) a reaffirmation by Credit Parties of the cross guaranty provisions set forth in Section 10 and of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.
SECTION 8.
ASSIGNMENT AND PARTICIPATION
8.1	Assignment and Participations.

(a)	Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent and, unless a Default or Event of Default then exists, the Borrowers (which consent, in each instance, shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached hereto as Exhibit 8.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) (except with respect to any assignment by a Lender to an Affiliate of such Lender) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to One Million Dollars ($1,000,000) and the assigning Lender shall have retained Commitments in an amount at least equal to One Million Dollars ($1,000,000); and (iv) require a payment to Agent of an assignment fee of Five Thousand Dollars ($5,000). Notwithstanding the above, Agent may, in its sole and absolute discretion, permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees, subject to Borrower Representative’s consent rights as set forth above. In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof and the Loans and other interests assigned by it from and after

48

the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender.” In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to trustee for the benefit of its investors and (c) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

(b)	Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.8, 1.9, 8.3 and 9.1, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender.” Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)	Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)	Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable reasonably established by Agent in its sole discretion. Each Credit Party executing this Agreement

49

shall certify, to the same extent and on the same basis as certified in this Agreement, the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Agent shall maintain, on behalf of Borrowers, in its offices located at 400 Galleria Parkway, Suite 1950, Atlanta, Georgia 30339, a “register” for recording the name, address, commitment and Loans owing to each Lender (other than Revolving Lenders). The entries in each such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrowers, Agent and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. Each such register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

(e)	A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f)	So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.8, or withholding taxes in accordance with Section 1.9.

8.2	Agent.

(a)	Appointment. Each Lender hereby designates and appoints Chatham Agent as Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders’ consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2. The provisions of this Section 8.2 are solely for the benefit of Agent and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the applicable Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

50

(b)	Nature of Duties. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each applicable Lender. Agent shall promptly notify each applicable Lender any time that the Requisite Lenders or and/or the Requisite Senior Lenders (as applicable) have instructed Agent to act or refrain from acting pursuant hereto.

(c)	Rights, Exculpation, Etc. Neither Agent nor any of its respective officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its respective agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant. If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders or, as

51

applicable, the Requisite Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e).

(d)	Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

(e)	Indemnification. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in its capacity as such in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent in its capacity as such in under this Agreement or any of the Loan Documents, in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent or, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Requisite Senior Lenders, Requisite Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)	Chatham (or any Successor Agent) Individually. With respect to its Commitments hereunder, Chatham (or any Successor Agent) shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. Chatham (or any Successor Agent), either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any

52

kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders. Chatham (or any Successor Agent), either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(g)	Successor Agents.
(i)	Resignation. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

(ii)	Appointment of Successor. Upon any such applicable notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent, which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent upon notice to Borrower Representative, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent in the manner as provided above.

(iii)	Successor Agents. Upon the acceptance of any appointment as Agent or under the Loan Documents by a successor Agent such successor Agent or shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation as Agent the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.
(h)	Collateral Matters.
(i)	Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (A) upon termination of the Commitments and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted), (B) constituting property being sold or disposed of if Borrowers (or any of them) certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry) or (C) in accordance with the provisions of the next sentence. In addition, with the consent of Requisite Lenders, Agent may release any Lien granted to or held by Agent upon any collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions; provided,

53

however, that in no event will Agent, acting under the authority granted to it pursuant to this sentence, release Collateral having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent.

(ii)	Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by Agent or Borrower Representative, the authority to release any Collateral conferred upon Agent under Section 8.2(h)(i). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’ prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (x) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii)	Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.
(i)	Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral

54

Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.

(j)	Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Lender of its receipt of such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

(k)	Lender Actions Against Collateral. Each Lender agrees that it will not take any enforcement action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any Collateral (including the exercise of any right of set-off) without the consent of the Agent or Requisite Lenders. All such enforcement actions and proceedings shall be taken in concert and at the direction with the consent of Agent or Requisite Lenders. Agent is authorized to issue all notices to be issued by or on behalf of Lenders with respect to any Subordinated Debt. With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

8.3	Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to any Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Notwithstanding anything herein to the contrary, the failure to give notice of any set off and application made by such Lender to Borrower Representative shall not affect the validity of such set off and application. Any Lender exercising a right

55

to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender entitled to share in the amount so set off in accordance with their respective Pro Rata Shares in a manner consistent with Section 6.5. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders entitled to share in the amount so set off in accordance with their Pro Rata Shares in a manner consistent with Section 6.4.
8.4	Disbursement of Funds. Agent may, on behalf of Revolving Lenders, disburse funds to Borrowers for Revolving Loans requested. Each Revolving Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Revolving Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses same to Borrowers. If Agent elects to require that each Revolving Lender make funds available to Agent prior to a disbursement by Agent to Borrowers, Agent shall advise each Revolving Lender by telephone or fax of the amount of such Revolving Lender’s Pro Rata Share of the Revolving Loan requested by Borrower Representative no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Revolving Lender shall pay Agent such Revolving Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to Agent’s account on such Funding Date. If any Revolving Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Revolving Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Revolving Lender hereunder.

8.5	Disbursements of Advances; Payment Advances; Payments(a) . (a) At least once each calendar month or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefits of Lenders with respect to each applicable Loan (other than the Revolving Loan). Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers to Agent since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a “Non Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations required to be funded or purchased by such Lender

56

pursuant to this Agreement, Agent shall be entitled to set off the funding shortfall against that Non Funding Lender’s Pro Rata Share of all payments received from Borrowers.

(b)	Availability of Lender’s Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)	Return of Payments.
(i)	If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)	If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent shall not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.
(d)	Non-Funding Lenders. The failure of any Non Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender, Agent shall not be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be included in

57

the calculation of “Requisite Lenders” or “Requisite Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.
SECTION 9.
MISCELLANEOUS
9.1	Indemnities. Borrowers agree, jointly and severally, to indemnify, pay, and hold Agent, each Lender and their respective Affiliates, officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) (collectively, “Losses”), of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided, that Borrowers shall have no obligation to an Indemnitee hereunder with respect to Losses to the extent resulting from the gross negligence or willful misconduct of, or the breach of this Agreement by, that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

9.2	Amendments and Waivers.

(a)	Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)	No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 7.2 to the making of any Revolving Loan shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Loans set forth in Section 7.2 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrowers.

58

(c)	No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount, or postpone or extend the scheduled date of expiration, of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on (other than any determination or waiver to charge or not charge interest at the Default Rate) or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) release any Guaranty or release all or substantially all of the Collateral, except as otherwise provided in this Credit Agreement or the other Loan Documents; (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); and (vii) amend or waive this Section 9.2 or the definitions of the terms “Requisite Lenders” or “Requisite Revolving Lenders” insofar as such definitions affect the substance of this Section 9.2 or the term “Pro Rata Share” (which action shall be deemed to directly affect all Lenders). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

9.3	Notices; Effectiveness. Any Communication required shall be in writing addressed to the respective party as set forth below and may be personally served by telecopier transmission, by United States certified or registered mail or by a nationally-recognized overnight courier. A Communication shall be deemed to have been given: (i) upon receipt, if delivered in person; (ii) upon receipt (confirmed by automatic answer back or like evidence of receipt), if sent by telecopier during normal business hours at the office of the recipient on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York Time; (iii) one (1) Business Day after delivery to the courier properly addressed, if delivered by overnight courier; or (iv) five (5) Business Days after deposit with postage prepaid and properly addressed, if delivered by United States certified or registered mail.
     In any such case, such Communication to any party shall, if made in writing, be made to the address of such party indicated below for receiving Communications in writing and, if made by telecopier, shall be made to such Fax number as indicated below. Any party may from time

59

to time change its address for receiving Communications in writing, or its Fax number, by sending a notice to the other parties hereto in writing.
     While the parties may communicate by electronic means to the electronic addresses set forth below, no Communication shall be deemed given unless and until the same is deemed given in accordance with the first paragraph in this Section 9.3.

If to Borrower Representative:	Brookside Technology Holdings Corp.
15500 Roosevelt Blvd.
Clearwater, FL 33760
Attn: Michael Nole, CEO
Fax: 727-231-8245
Electronic address: mnole@brooksideus.com

With a copy to:	Shumaker, Loop & Kendrick LLP
181 East Kennedy Boulevard
Suite 2800
Tampa, FL 33609
Attn: Julio C. Esquivel
Fax: 813-229-1660
Electronic address: jesquivel@slk-law.com

If to Agent:	CHATHAM CREDIT MANAGEMENT III, LLC
400 Galleria Parkway, Suite 1950
Atlanta, GA 30339
Attn: Account Officer – Brookside
Fax: (770) 618-2121
Electronic address: jh@chathamcapital.com
or tw@chathamcapital.com

With a copy to:	KING & SPALDING LLP
1180 Peachtree Street
Atlanta, GA 30309
Attn: Gerald T. Woods
Fax: (404) 572-5128
Electronic address: gwoods@kslaw.com

If to a Lender:	To the address or fax number set forth on the signature page hereto or in the applicable Assignment Agreement
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

60

9.5	Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether as a result of any demand, litigation, settlement or otherwise), then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

9.6	Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8	Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9	Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

9.10	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders.

9.11	No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrowers or any Credit Party by Agent or any Lender. Borrowers and each Credit Party agree that neither Agent nor any Lender shall have liability to Borrowers or any Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by Borrowers or any Credit Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or

61

any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and Borrowers and each Credit Party hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrowers or any Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12	Construction. Agent, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrowers and each other Credit Party.

9.13	Confidentiality. Agent and each Lender agree to exercise their best efforts to, for a period of two years, keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowers and not to disclose such information to Persons other than to potential assignees or participants or to any Affiliate of, or Persons employed by or engaged, by Agent, a Lender or any of their respective Affiliates or a Lender’s assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services and such individuals shall agree to be bound by similar confidentiality terms. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to law, rule, regulations or legal process or (ii) consisting of general portfolio information that does not specifically identify Borrowers. The obligations of Agent and Lenders under this Section 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

9.14	CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN FULTON COUNTY, STATE OF GEORGIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF GEORGIA AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

62

9.15	WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.16	Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(d), 1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

9.17	Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18	Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. Signature pages to this Agreement and the other Loan Documents may be detached from multiple separate counterparts and attached to the same document and a telecopy of any such executed signature page shall be valid as an original. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19	Replacement of Lenders.

(a)	Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.8 or 1.9 or, as provided in this Section 9.19(c), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Requisite Senior Lenders,

63

Requisite Revolving Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Borrowers may, at their option, notify Agent and such Affected Lender of their intention to do one of the following:
(i)	Borrowers may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers’ intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1, provided that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.8 or 1.9 through the date of such sale and assignment; or

(ii)	Borrowers may, with Agent’s consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Revolving Loan Commitment in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Loan Commitment.
(b)	In the case of a Non-Funding Lender pursuant to Section 8.5(a), at Borrower Representative’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto (excluding, however, any Prepayment Fee) through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(c)	If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”):
(i)	requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this

64

clause (i) and in clauses (ii) and (iii) below being referred to as a “Non-Consenting Lender”);

(ii)	requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding fifty-one percent (51%) or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained; or

(iii)	requiring the consent of Requisite Lenders, the consent of Lenders holding fifty-one percent (51%) or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained;
then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees and other Obligations owing with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.
9.20	Delivery of Termination Statements and Mortgage Releases. Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations as to which no claim has been asserted), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

9.21	Right to Cure. Agent may, in its Permitted Discretion, (a) cure any default by any Credit Party under any Material Contract that affects the Collateral, its value or the ability of Agent or any Lender Party to collect, sell or otherwise dispose of any Collateral or the rights and remedies of Agent or any Lender Party therein or the ability of any Credit Party to perform its obligations hereunder or under any of the Loan Documents, (b) pay or bond on appeal any judgment entered against any Credit Party, (c) discharge any charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which Agent determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers’ Loan Account therefor, such amounts to be repayable by Borrowers on demand, shall bear interest at the Default Rate until paid in full, shall be part of the Obligations, and shall be secured by the Collateral. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any

65

Credit Party. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.

9.22	Injunctive Relief. Each Credit Party recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; and, accordingly, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

9.23	Consequential Damages. None of Agent or any Lender nor any agent or attorney for any of them, shall be liable to any Credit Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or any related transaction.

9.24	Captions. The captions at various places in this Agreement and any Other Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any other Loan Document.

9.25	Permitted Deliveries. Delivery of a counterpart hereto or to any Loan Document by facsimile transmission or by Electronic Transmission of an Adobe portable document format file (also known as a “PDF file”) shall be as effective as delivery of an original counterpart hereto. Any party delivering an executed counterpart of any such agreement by telefacsimile or by Electronic Transmission shall in a timely manner also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

9.26	Seals. If this Agreement or any Loan Document provides for imposition of a seal by any party thereto, the word “seal” or the initials “L.S.” placed adjacent to, or near, the party’s name or signature shall be a sufficient indication thereof.

9.27	Publicity. Each Borrower hereby authorizes Agent to make appropriate announcements of the financial arrangements contemplated pursuant hereto, including, without limitation, announcements which are commonly known as “tombstones” in such publications and to such selected parties as Agent may deem appropriate. Without limiting the foregoing, Borrowers authorize Agent to utilize any logo or other distinctive symbol associated with the Borrowers in connection with any such announcement or any other promotion, advertising or marketing undertaken by it. In no event, however, shall any Borrower use the name of Agent or any Lender or any logo or distinctive symbol associated with any of them, unless, as appropriate, Agent, such Lender has given its prior written consent thereto.

9.28	Survival of Representations and Warranties. All representations and warranties of each Credit Party contained in this Agreement and the Loan Documents shall be true at the time of such Credit Party’s execution of this Agreement and the Loan Documents, and

66

shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

9.29	Destruction of Invoices. Borrower Representative hereby authorizes and directs Agent and each Lender in accordance with its standard document retention policies in such regard to destroy all invoices, agings, inventory reports, financial statements and other data provided from time to time by the Credit Parties to Agent and Lenders pursuant thereto.

9.30	Time. Time is of the essence in this Agreement and each other Document. Unless otherwise expressly provided, all references herein and in any Other Documents to time shall mean and refer to New York time. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall, in any event, consist of at least one (1) full day.

9.31	Patriot Act. The USA Patriot Act presently requires Agent and each Lender to obtain, verify and record information that identifies each Person that opens an account or applies for a loan or lease. Borrowers agrees to cooperate with Agent and Lenders in maintaining compliance with such law on an ongoing basis. In addition to the foregoing, each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a State thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.

9.32	No Tax Advice. Each Borrower hereby acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the other Loan Documents, or the transactions contemplated herein and therein, including the Related Transaction, it has not relied on any representations made, consultation provided by, or advice given or rendered by any Lender Party or any of its representatives, agents, or employees; and, instead, each Borrower has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters.

9.33	Completion of Blanks. If this Agreement or any other Loan Document contains any blank spaces, such as for dates or amounts, the Credit Parties hereby authorize Agent to complete any such blank spaces according to the terms upon which the transactions contemplated hereby or thereby were contemplated.

67

9.34	Exculpation of Agent and Lender Parties. Nothing herein contained shall be construed to constitute Agent or any Lender as any Credit Party agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Agent and each Lender shall not, whether by anything herein or in any assignment or otherwise, assume any Credit Party obligations under any contract or agreement assigned to Agent or any Lender, and Agent and each Lender shall not be responsible in any way for the performance by any Credit Party’s of any of the terms and conditions thereof.

9.35	Electronic Transmissions. Subject to the provisions of this Section, each of the Borrowers, the other Credit Parties, the Agent and the Lenders are authorized (but not required) to transmit, post or otherwise make or communicate, in their sole discretion, Electronic Transmissions in connection herewith and the transactions contemplated herein. Each of the Credit Parties hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. All uses of an E-System shall be governed by and subject to, in addition to the terms and conditions of this Agreement, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Borrowers, the other Credit Parties, the Agent or the Lenders in connection with the use of such E-System. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available.” Neither Agent nor any Lender nor any other Lender Party warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or the Lenders in connection with any E-systems or Electronic Transmission, including any warranty or merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Credit Parties agrees that neither Agent nor any Lender has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.36	Credit Inquiries. Credit Parties hereby authorize and permit Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning the Credit Parties or any Subsidiaries.

9.37	Rules of Construction. Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes,

68

Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. All references herein to documents, instruments or agreements shall, unless otherwise expressly provided herein, include any amendments (including amendments and restatements) of same: An Event of Default, once it has occurred, may only be discontinued by at written waiver from Agent at the direction of the Requisite Lenders.
SECTION 10.
CROSS-GUARANTY
10.1	Cross-Guaranty. Each Credit Party hereby agrees that such Credit Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each Borrower. Each Credit Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by,

(a)	the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b)	the absence of any action to enforce this Agreement (including this Section 10) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(c)	the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

69

(d)	the insolvency of any Credit Party; or

(e)	any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
     Each Credit Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
10.2	Waivers by Credit Parties.

(a)	Each Credit Party expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Credit Party.

(b)	To the maximum extent permitted by law, each Credit Party, in its capacity as a Guarantor hereunder or a surety as a result of joint and several obligations hereunder, hereby waives and agrees not to assert or take advantage of: (i) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the Obligations; (ii) any and all rights and defenses arising out of an election of remedies by Agent or any Lender; (iii) any defense based upon any failure to disclose to such Credit Party any information concerning the financial condition of any other Credit Party or any other Person or any other circumstances bearing on the ability of any other Credit Party or any other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (iv) any failure of Agent or any Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by the Agent or any Lender to conduct a commercially reasonable sale or other disposition of such security; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety’s or guarantor’s obligations in proportion to the principal’s obligation; (vi) any use of cash collateral under Section 363 of the Bankruptcy Code; (vii) any defense based upon an election by Agent or any Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (viii) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (ix) any right of subrogation, any right to enforce any remedy which Agent or any Lender may have against any other Credit Party or any other Person and any right to participate in, or benefit from, any security now or hereafter held by Agent or any Lender for the Obligations; (x) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations; (xi) the benefit of any statute of limitations affecting the liability of any other Credit Party or other Person, enforcement of this Agreement or any other Loan Documents, the liability of any Credit Party hereunder or the enforcement hereof; (xii) relief from any applicable valuation or appraisement laws;

70

(xiii)	any other action by Agent or any Lender, whether authorized by this Agreement or otherwise, or any omission by Agent or any Lender or other failure of Agent or any Lender to pursue, or delay in pursuing, any other remedy in its power; and (xiv) any and all claims and/or rights of counterclaim, recoupment, setoff or offset. Each Credit Party agrees that the payment and performance of all Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Credit Party’s liability hereunder.
(c)	It is agreed among each Credit Party, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 10 and such waivers, Agent and Lenders would decline to enter into this Agreement.

10.3	Benefit of Guaranty. Each Credit Party agrees that the provisions of this Section 10 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Credit Party and Agent or Lenders, the obligations of such other Credit Party under the Loan Documents.

10.4	Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 10.7, each Credit Party hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until all Obligations have been indefeasibly paid in full in cash and all Commitments of the Agent and/or Lenders to provide further credit have been terminated. Each Credit Party acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Credit Party’s liability hereunder or the enforceability of this Section 10, and that Agent, that Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.4 and that such waivers and agreements shall remain in effect until all Obligations have been indefeasibly paid in full in cash and all Commitments of the Agent and/or Lenders to provide further credit have been terminated.

10.5	Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Credit Party or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Credit Party hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in

71

a full or partial loss of any rights of subrogation that each Credit Party might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Credit Party shall not impair any other Credit Party’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

10.6	Limitation. Notwithstanding any provision herein contained to the contrary, each Credit Party’s liability under this Section 10 (which liability is in any event in addition to amounts for which such Credit Party is liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a)	the net amount of all Loans advanced to any other Credit Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Credit Party; and

(b)	the amount that could be claimed by Agent and Lenders from such Credit Party under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Credit Party’s right of contribution and indemnification from each other Credit Party under Section 10.7.

10.7	Contribution with Respect to Guaranty Obligations. To the extent that any Credit Party shall make a payment under this Section 10 of all or any of the Obligations (other than Loans made to that Credit Party for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Credit Party, exceeds the amount that such Credit Party would otherwise have paid if each Credit Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Credit Party’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Credit Parties as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Credit Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Credit Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

72

(a)	As of any date of determination, the “Allocable Amount” of any Credit Party shall be equal to the maximum amount of the claim that could then be recovered from such Credit Party under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(b)	This Section 10.7 is intended only to define the relative rights of Credit Parties and nothing set forth in this Section 10.7 is intended to or shall impair the obligations of Credit Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 10.1. Nothing contained in this Section 10.7 shall limit the liability of any Credit Party to pay the Loans made directly or indirectly to that Credit Party and accrued interest, Fees and expenses with respect thereto for which such Credit Party shall be primarily liable.

(c)	The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Credit Party to which such contribution and indemnification is owing.

(d)	The rights of the indemnifying Credit Parties against other Credit Parties under this Section 10.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

10.8	Liability Cumulative. The liability of Credit Parties under this Section 10 is in addition to and shall be cumulative with all liabilities of each Credit Party to Agent and Lenders under this Agreement and the other Loan Documents to which such Credit Party is a party or in respect of any Obligations or obligation of the other Credit Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
[Signature Pages Follow]

73

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

Borrowers: BROOKSIDE TECHNOLOGY PARTNERS, INC.
By:
Name:	Michael Nole
Title:	CEO

STANDARD TEL ACQUISITIONS, LLC
By:
Name:	Michael Nole
Title:	Managing Member

U.S. VOICE & DATA, LLC
By:
Name:	Michael Nole
Title:	Managing Member

STANDARD TEL NETWORKS, LLC
By:
Name:	Michael Nole
Title:	Managing Member

TRANS-WEST NETWORK SOLUTIONS, INC. d/b/a STANDARD TEL
By:
Name:	Michael Nole
Title:	CEO

[Signature Page to Credit Agreement]

Credit Parties: BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
	Name:	Michael Nole
	Title:	CEO

[Signature Page to Credit Agreement]

CHATHAM CREDIT MANAGEMENT III, LLC, as Agent

By:	Chatham Capital Holdings, Inc.
Its:	Manager

By:
Name:	John E. Guy
Title:	Partner

CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for CHATHAM INVESTMENT FUND III, LLC and CHATHAM INVESTMENT FUND III QP, LLC

By:	Chatham Capital Holdings, Inc.
Its:	Manager

By:

Name:	John E. Guy
Title:	Partner

Address: 400 Galleria Parkway, Suite 1950 Atlanta, GA 30339 ATTN: Account Officer Fax: (770) 980-0503

ABA No.: 121000248 Account No.: 4121502884 Bank: Wells Fargo Bank, N.A. San Francisco, California Account Holder: Chatham Credit Management III, LLC
[Signature Page to Credit Agreement]

ANNEX A
to
CREDIT AGREEMENT
DEFINITIONS
     Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:
     “Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).
     “Accounting Changes” means: (a) changes in accounting principles required by GAAP and implemented by any Borrower; (b) changes in accounting principles recommended by Borrowers’ certified public accountants and implemented by any Borrower; and (c) changes in carrying value of any Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88 16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.
     “Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), and (e) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.
     “Advances” means any Revolving Credit Advance.
     “Affected Lender” has the meaning ascribed to it in Section 9.19(a).
     “Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such

Annex A-1

Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.
     “Agent” means Chatham Agent in its capacity as Agent for Lenders or its successor appointed pursuant to Section 8.2.
     “Agreement” means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Allocable Amount” has the meaning ascribed to it in Section 10.7.
     “Anti-Terrorism Laws” has the meaning ascribed to it in Section 5.19.
     “Applicable Margins” means collectively, the Applicable Unused Line Fee Margin, the Applicable Revolver LIBOR Margin, and the Applicable Term Loan LIBOR Margin.
     “Applicable Percentage” has the meaning ascribed to it in Section 1.3(c).
     “Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).
     “Applicable Term Loan LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.2(a).
     “Applicable Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.3(b), which fee is determined by reference to Section 1.2 (a).
     “Asset Disposition” means the disposition whether by conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any of the following: (a) any of the Stock or other equity or ownership interest of any of Borrowers’ Subsidiaries or (b) any or all of the assets of Borrowers or any of their Subsidiaries other than sales of Inventory in the ordinary course of business.
     “Assignment Agreement” has the meaning ascribed to it in Section 8.1(a).
     “Availability Reserve” means such reserves to the Borrowing Base as the Agent determines from time to time in its Permitted Discretion are necessary or appropriate, which reserves may relate to the assets used to determine the Borrowing Base or to any other assets,

Annex A-2

liabilities or other matter or circumstance deemed appropriate by the Agent in its Permitted Discretion, including, without limitation, reserves (i) to replace, repair, restore or rebuild Collateral and/or other assets of any Credit Party in connection with a Casualty Event, (ii) for rental obligations for any Real Estate leased by any Credit Party not subject to a landlord’s agreement, (iii) for debt obligations in respect of any Real Estate owned by any Credit Party and subject to a mortgage in favor of a third party lender which is not subject to a mortgagee agreement, or (iv) with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations.
     “Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.
     “Board” shall mean the Board of Governors of the Federal Reserve Bank.
     “Board of Directors” shall mean the board of directors, board of managers or similar board or other form of governing body of a Person.
     “Borrower” and “Borrowers” have the respective meanings ascribed to them in the preamble to the Agreement.
     “Borrower Representative” means Parent Company in its capacity as Borrower Representative pursuant to the provisions of Section 1.10.
     “Borrowers Accountants” means the firm of Helin, Donovan, Trubee & Wilkinson, LLP, or such other firm of independent certified public accountants retained by Parent Company for itself and the Borrowers subsequent to the Closing Date with the approval of Agent.
     “Borrowing Availability” means as of any date of determination the lesser of (i) the Maximum Amount and (ii) the Borrowing Base; in each case, less the Revolving Loans then outstanding.
     “Borrowing Base” means, as of any date of calculation, a dollar amount equal to (i) the lesser of (A) the Maximum Amount; or (B) the difference between (1) three (3) times EBITDA for the twelve (12) Fiscal Months then most recently ended and reported in accordance with Section 4.5(c) and (2) the unpaid principal amount of the Term Loan as of the applicable Fiscal Month end, less (ii) all Availability Reserves.
     “Borrowing Base Certificate” has the meaning ascribed to it in Section 4.7(d).
     “BTP” has the meaning ascribed to it in the preamble.
     “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia or New York.
     “Capital Expenditures” has the meaning ascribed to it in Section 4.1 of Schedule 1 to Annex F.

Annex A-3

     “Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
     “Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.
     “Cash Collateral” means all cash deposited by Borrowers with Agent on and subsequent to the Closing Date pursuant to the Cash Collateral Agreement, and given as additional security for the Obligations.
     “Cash Collateral Agreement” means the Cash Collateral Agreement, dated as of the Closing Date, made between the Parent Company and Agent.
     “Cash Equivalents” means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P 1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A 1 from S&P or at least P 1 from Moody’s; (iv) amounts on deposit in a deposit account with or certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.
     “Casualty Event” means, with respect to any property (including Real Estate) of any Person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Estate of any Person or any part thereof by any Governmental Authority, civil or military.
     “Certificate of Exemption” has the meaning ascribed to it in Section 1.9(c).

Annex A-4

     “Change of Control” means the occurrence of one or more of the following events: (a) less than a majority of the members of the Board of Directors of Parent Company shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or (b) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Equity Investor and/or one or more of its Affiliates shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of Stock of Parent Company representing more than twenty percent (20%) of the combined ordinary voting power of the Stock of Parent Company for the election of directors or shall have the right to elect a majority of the Board of Directors of Parent Company; provided, that, a Change of Control shall not include any of the foregoing that results solely from the issuance of shares of Stock of Parent Company upon exercise of warrants of Parent Company outstanding as of the Closing Date and disclosed in Schedule 5.4(b); provided, further, that such warrants are not amended or modified on or after the Closing Date; and provided, further, that the exercise price or other purchase price thereunder is not reduced, adjusted or otherwise modified and the number of equity shares issued or issuable thereunder is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the Closing Date; or (c) Parent Company ceases to beneficially and of record own and control, directly, free and clear of all Liens (other than Liens in favor of Agent) one hundred percent (100%) of the issued and outstanding Stock of each Borrower; or (d) the holders of the equity interests of any Credit Party or any Subsidiary of any Credit Party approve any plan or proposal for the liquidation or dissolution of such Credit Party or Subsidiary, as the case may be.
     “Charges” means all federal, state, county, city, municipal, local, foreign or other governmental premiums and other amounts (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.
     “Chatham” means, individually and collectively, Chatham Agent and Chatham Lender.
     “Chatham Agent” has the meaning ascribed to it in the preamble to this Agreement.
     “Chatham Lender” has the meaning ascribed to it in the preamble to this Agreement.
     “Chatham Fee Letter” has the meaning ascribed to it in Section 1.3(a).
     “Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.
     “Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

Annex A-5

     “Closing Date” means September ___, 2008.
     “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Georgia; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Georgia, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
     “Collateral” means the property covered by the Security Agreement and the other Collateral Documents (including the Cash Collateral) and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.
     “Collateral Documents” means the Security Agreement, the Pledge Agreement, the Trademark Security Agreements, the Copyright Security Agreements, the Patent Security Agreements, the Cash Collateral Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.
     “Commercial Tort Claim” means all “commercial tort claims” as defined in the Code.
     “Commitment Termination Date” means the earliest of (a) the third (3rd) anniversary of the Closing Date, (b) the date of termination of Lenders’ obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i) indefeasible prepayment in full by Borrowers of the Loans, and (ii) the permanent reduction of the Commitments to zero dollars ($0).
     “Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment and Term Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Term Loan Commitments, which aggregate commitments shall be Nine Million Dollars ($9,000,000) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.
     “Compliance Certificate” has the meaning ascribed to it in Section 4.5(n).
     “Communication” means any notice or other communication required or permitted to be given or made under this Agreement.

Annex A-6

     “Consolidated Net Income” has the meaning ascribed to it in Section 4.1 of Schedule 1 to Annex F.
     “Consolidated Subsidiary” means any Subsidiary of a Person the financial results of which, in accordance with GAAP, are eligible to be consolidated with the financial results of such Person for financial reporting purposes.
     “Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.
     “Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.
     “Control Agreement” means tri-party deposit account, securities account or commodities account control agreements by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory in all respects to Agent and in any event proving to Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the Code.
     “Control Event” means any Event of Default.
     “Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.
     “Copyright Security Agreements” means any Copyright Security Agreement made in favor of Agent, on behalf of itself and Lenders, by any applicable Credit Party.

Annex A-7

     “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.
     “Credit Parties” means, the Parent Company, the Borrowers and each of their respective Subsidiaries and each other Person who executes this Agreement as a “Credit Party” or a Guaranty and who grants a Lien on all or substantially all of its assets to secure all of part of the Obligations and all of the stock of which is pledged to Agent for the benefit of itself and Lenders. For the sake of clarity, natural persons executing a Support Agreement and natural persons pledging Stock pursuant to any Pledge Agreement, shall not be considered a “Credit Party”.
     “Credit Parties Pledge Agreement” means the Pledge Agreement of even date herewith executed by certain Credit Parties in favor of each Agent, on behalf of itself and Lenders, pledging all Stock of each of the Borrowers and their Subsidiaries and all Intercompany Notes owing to or held by such Credit Parties.
     “DD Growth Premium” means DD Growth Premium Fund, a Cayman Islands Fund, and its successors and assigns.
     “DD Subordinated Note” means that certain Subordinated Promissory Note dated as of August 30, 2007, and substituted and amended as of September 26, 2007, in the original principal amount of One Million Dollars ($1,000,000), issued by Parent Company and payable to the Equity Investor, as successor-in-interest to DD Growth Premium, as amended, restated, amended and restated, supplemented, extended or otherwise modified and in effect on the Closing Date, together with all promissory notes and other instruments given in substitution or exchange therefor.
     “Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.
     “Deposit Accounts” means all “deposit accounts” as such term is defined in the Code.
     “Default Rate” has the meaning ascribed to it in Section 1.2(e).
     “Disbursement Account” has the meaning ascribed to it in Section 1.1(c).
     “Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Schedules 3.1 through 5.18 in the index to the Agreement.
     “Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.
     “Dollars” or “$” means lawful currency of the United States of America.

Annex A-8

     “EBITDA” has the meaning ascribed to it in Section 4.2 of Schedule 1 to Annex F.
     “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E Fax, or otherwise to or from an E System or other equivalent service.
     “Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.
     “Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.
     “Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.
     “Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment,

Annex A-9

trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
     “Equity Documents” means the collective reference to (i) that certain Securities Purchase Agreement dated as of September 14, 2007, between Parent Company and the Equity Investor, (ii) that certain Investor Rights Agreement dated as of September 14, 2007, between Parent Company and the Equity Investor and (iii) all other material agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, in each case, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted hereunder.
     “Equity Investor” means Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands.
     “Equity Investor Note” means that certain Subordinated Promissory Note, dated as of the Closing Date, in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), executed by Parent Company and payable to the Equity Investor.
     “Equity Investor Note Subordination Agreement” means that certain Subordinated Agreement of even date herewith among Parent Company, Borrowers, Agent and the Equity Investor, as it may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms and provisions thereof.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
     “ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.
     “ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA;

Annex A-10

(h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.
     “ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.
     “E-System” means any electronic system, including Intralinks® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent or any other Person, providing for access to data protected by passcodes or other security system.
     “Event of Default” has the meaning ascribed to it in Section 6.1.
     “Excess Net Proceeds” has the meaning ascribed to it in Section 2.2(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.
     “Executive Order” has the meaning ascribed to it in Section 5.19.
     “Existing Subordinated Notes Debt Documents” means the collective reference to the Existing Subordinated Notes and all other material agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, in each case as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms and provisions of the respective Existing Notes Subordination Agreements.
     “Existing Subordinated Notes” means the collective reference to (i) that certain Subordinated Promissory Note dated September 17, 2007, in the original principal amount of Fifty-One Thousand Dollars ($51,000), executed by Parent Company and payable to Burton J. and Ruth M. Kleinsmith; (ii) that certain Subordinated Promissory Note dated May 31, 2007, in the original principal amount of One Hundred Thirty-One Thousand Seventy Five and 34/100 Dollars ($131,075.34), executed by Parent Company and payable to Burton J. and Ruth M. Kleinsmith; (iii) that certain Subordinated Promissory Note dated September 17, 2007, in the original principal amount of Thirty Thousand Dollars ($30,000), executed by Parent Company and payable to Michael Nole; (iv) that certain Subordinated Promissory Note dated June 30, 2007, in the original principal amount of Two Hundred Eight Thousand Three Hundred Seven and 53/100 Dollars ($208,307.53), executed by Parent Company and payable to Randy Rogers, and (v) that certain Subordinated Promissory Note dated May 31, 2007, in the original principal amount of Forty-Seven Thousand One Hundred Seventy-Two and 60/100 Dollars ($47,172.60), executed by Parent Company and payable to Ken Dance, in each case as amended, restated, amended and restated, supplemented, extended or otherwise modified and in effect from time to time, together with all promissory notes and other instruments given in substitution or exchange therefore, in each case to the extent permitted pursuant to respective Existing Note Subordination Agreements.

Annex A-11

     “Existing Notes Subordination Agreements” means the collective reference to (i) that certain Subordination Agreement of even date herewith among Parent Company, Borrowers, Agent and Burton J. and Ruth M. Kleinsmith; (ii) that certain Subordination Agreement of even date herewith among Parent Company, Borrowers, Agent and Burton J. and Ruth M. Kleinsmith; (iii) that certain Subordination Agreement of even date herewith among Parent, Borrowers, Agent and Michael Nole; (iv) that certain Subordination Agreement of even date herewith among Parent, Borrowers, Agent and Randy Rogers; and (v) that certain Subordination Agreement of even date herewith among Parent, Borrowers, Agent and Ken Dance, in each case, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms and provisions thereof.
     “Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.
     “Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
     “Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.
     “Financial Covenants” mean the financial covenants set forth in Section 4.1 through Section 4.5.
     “Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Parent Company and its Subsidiaries delivered in accordance with Section 4.5.
     “Fiscal Month” means any of the monthly accounting periods of Parent Company ending on the last day of each calendar month in each Fiscal Year.
     “Fiscal Quarter” means any of the quarterly accounting periods of Parent Company, ending on March 31, June 30, September 30 and December 31 of each year.
     “Fiscal Year” means any of the annual accounting periods of Parent Company ending on December 31 of each year.
     “Fixed Charges” has the meaning ascribed to it in Section 4.3 of Schedule 1 to Annex F.
     “Fixed Charge Coverage Ratio” has the meaning ascribed to it in Section 4.3 of Schedule 1 to Annex F.
     “Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.
     “Foreign Lender” has the meaning ascribed to it in Section 1.9(c).

Annex A-12

     “Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.
     “Funding Date” has the meaning ascribed to it in Section 7.2.
     “GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
     “General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.
     “Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or

Annex A-13

other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
     “Guaranties” means, collectively, the guaranties provided in Section 10 of this Agreement and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.
     “Guarantor Payment” has the meaning ascribed to it on Section 10.7.
     “Guarantors” means each Credit Party and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.
     “Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.
     “Hilco” means Hilco Financial, LLC.
     “Historical Financial Statements” means (i) the audited financial statements of Parent Company and its Consolidated Subsidiaries as of their 2006 and 2007 Fiscal Years, together with its internal financial statements for that portion most recently ended (in Fiscal Months) of their current Fiscal Year; and (ii) the reviewed financial statements of STN and its Consolidated Subsidiaries (including Trans-West) as of and for its 2006 and 2007 Fiscal Years, together with its internal financial statements for that portion most recently ended (in Fiscal Months) of their current Fiscal Year.

Annex A-14

     “Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all net payment obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) “earnouts” and similar payment obligations excluding bonus, phantom stock or other similar compensation payments owed to employees, or officers and incurred in the ordinary course of business, and (j) the Obligations.
     “Indemnitees” has the meaning ascribed to it in Section 9.1.
     “Initial Projections” means “Projections” of Parent Company and its Consolidated Subsidiaries for their twelve (12) Fiscal Month period ending June 30, 2009.
     “Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.
     “Intercompany Notes” has the meaning ascribed to it in Section 3.1(b).
     “Interest Expense” has the meaning ascribed to it in Section 4.3 of Schedule 1 to Annex F.
     “Interest Payment Date” means: (i) the first Business Day of each month, commencing with the first such Business Day following the Closing Date and continuing thereafter until

Annex A-15

maturity of each Loan; (ii) at maturity of each Loan; and (iii) after maturity of any Loan, until that Loan is paid in full, on demand.
     “Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
     “Investment” means (i) any direct or indirect purchase or other acquisition by Credit Parties or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Credit Parties or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.
     “Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.
     “IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.
     “IRS” means the Internal Revenue Service.
     “Lenders” means Chatham, any other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.
     “Leverage Ratio” has the meaning ascribed to it in Section 4.4 of Schedule 1 to Annex F-14.
     “LIBOR Rate” means the greater of (i) the 3-month LIBOR rate, as published in the Bloomberg Professional Service page BBAM 1 for the last Business Day of the calendar month immediately preceding the calendar month for which interest is being calculated, or, if such published rate ceases to be available, such other published “LIBOR Rate” as the Agent may reasonably select, and (ii) two and 75/100ths percent (2.75%) per annum.

Annex A-16

     “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.
     “Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).
     “Litigation” has the meaning ascribed to it in Section 4.5(k).
     “Loan Account” has the meaning ascribed to it in Section 1.7.
     “Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Chatham Fee Letter, the Warrants, the Warrantholders Rights Agreement, the Support Agreements, any Rate Protection Agreements, the subordination provisions applicable to any Subordinated Debt and intercreditor provisions applicable to any Indebtedness that is pari passu in right of payment to the Obligations and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
     “Loans” means the Revolving Loans and the Term Loan.
     “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrowers’ ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.
     “Material Contract” means and includes any of the following to the extent a Credit Party is party thereto or otherwise bound thereby: (i) any contract for the sale, purchase or lease of Real Estates; (ii) any contract for the sale, purchase or lease of personal property having, respectively, a value greater than, or aggregate annual rentals in excess of, One Hundred Thousand Dollars ($100,000), (iii) any license agreement for use of intellectual property which is necessary for, or material to, the operation of a Credit Party’s business; (iv) any contract evidencing, pertaining to or securing the payment of any Indebtedness permitted under Section 3.1; (v) any Subordination Agreement; (vi) any labor or union contract; (vii) any

Annex A-17

employment, consulting or non-compete contract; (viii) this Agreement and any Loan Document; (ix) any of the Related Transaction Documents; (x) the DD Subordinated Note Documents; (xi) the Inter-Tel Dealer Agreement; (xii) the Existing Subordinated Notes Debt Documents; (xiii) the USVD Documents; (xiv) the Equity Documents; and (xv) any other contract the termination of which (without its contemporaneous replacement) would reasonably be expected to have a Material Adverse Effect.
     “Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.
     “Maximum Lawful Rate” has the meaning ascribed to it in Section 1.2(f).
     “Moody’s” means Moody’s Investor’s Services, Inc.
     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
     “Net Proceeds” means (i) cash proceeds received by Borrowers or any of their Subsidiaries from any Asset Disposition or Casualty Event (including insurance proceeds and awards of condemnation in connection with any Casualty Event and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such Asset Disposition (including taxes attributable to such sale, lease or transfer) and any commissions and other customary transaction fees, costs and expenses), other than any costs payable to any Affiliate of a Credit Party (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien permitted under the Agreement on the asset or property disposed, and (c) any amounts required to be held in escrow until such time as such amounts are released from escrow whereupon such amounts shall be considered Net Proceeds, and (ii) cash proceeds attributable to any working capital, earnings, balance sheet or similar adjustment under the STN Acquisition Agreement.
     “Non-Consenting Lender” has the meaning ascribed to it in Section 9.19(c).
     “Non-Funding Lender” has the meaning ascribed to it in Section 8.5(a).
     “Notes” means, collectively, the Revolving Notes and the Term Notes.
     “Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b).
     “Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including PIK Interest and all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in

Annex A-18

bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents. Without limitation of the foregoing, but for avoidance of any doubt, each of the following is part of the Obligations; the Revolving Loans, together with interest thereon, the Term Loan, together with interest thereon, the Warrant and any Rate Protection Agreements.
     “OFAC” has the meaning ascribed to it in Section 5.19(b).
     “Operating Cash Flow” has the meaning ascribed to it in Section 4.3 of Schedule 1 to Annex F.
     “Organizational Documents” means (i) for corporations, its articles (or certificate) of incorporation and by-laws; (ii) for partnerships, its articles (or certificate) of partnership and partnership agreement; and (iii) for limited liability companies, its articles (or certificate) of organization and its operating agreement.
     “Other Lender” has the meaning ascribed to it in Section 8.5(d).
     “Overadvance” has the meaning ascribed to it in Section 1.1(b).
     “Parent Company” has the meaning ascribed to it in the preamble to the Agreement.
     “Parent Company Pledge Agreement” means the Pledge Agreement of even date herewith executed by the Stockholders of Parent Company in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Parent Company and all Intercompany Notes owing to or held by such Stockholders.
     “Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.
     “Patent Security Agreements” means any Patent Security Agreement made in favor of Agent, on behalf of itself and Lenders, by any applicable Credit Party.
     “Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means a Plan described in Section 3(2) of ERISA.
     “Permit” means any permit, approval, authorization, license, registration, certification, certificate of authority, variance, permission, franchise, qualification, order, filing or consent

Annex A-19

required from a Governmental Authority or other Person under an applicable Requirement of Law.
     “Permitted Discretion” means, with reference to Agent, a determination made by it based upon its consideration of any factor which Agent believes in good faith (considered without regard to any prior course of dealing): (a) will or could adversely affect the value of any Collateral, the enforceability or priority of its Liens thereon or the amount which Agent would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (b) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Credit Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Credit Party or any of the Collateral; or (d) creates or reasonably could be expected to create a Default.
     “Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, excluding federal income tax Liens and Liens in favor of the PBGC under ERISA; (b) Liens in respect of property or assets of any Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, materialmen’s, warehousemen’s and mechanics’ Liens, statutory and common law landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (1) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of any Borrower or any of its Subsidiaries or (2) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; (c) Liens created by or pursuant to this Agreement, the Collateral Documents or the other Loan Documents; (d) Liens in existence on the Closing Date which are listed, and the property subject thereto described, on Schedule 3.2, without giving effect to any extensions or renewals thereof; (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default, provided that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $100,000 or the Dollar Equivalent thereof in the aggregate at any time; (f) Liens (other than any Lien imposed by ERISA) (1) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by any Borrower and its Subsidiaries, (2) incurred or deposits made in the ordinary course of business of any Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (3) to secure the performance by any Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, and (4) to secure the performance by any Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices; (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the

Annex A-20

business of any Borrower or any of its Subsidiaries; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of any Borrower or any of its Subsidiaries; (i) Liens arising from precautionary UCC financing statements regarding operating leases; (j) Liens created pursuant to or in connection with leases or Capital Leases permitted pursuant to this Agreement, provided that (1) such Liens only serve to secure the payment of rent or Indebtedness arising under such leases or Capital Leases and (2) the Liens encumbering the assets leased or purported to be leased under such leases or Capital Leases do not encumber any other assets of any Borrower or any of its Subsidiaries (other than letters of credit, payment undertaking agreements, guaranteed investment contracts, deposits of cash or Cash Equivalents and other credit support arrangements, in each case having an aggregate value not exceeding the fair market value of the assets leased or purported to be leased under such leases or Capital Leases (each of such values determined at the time when the lease agreement relating to the relevant lease or Capital Lease is signed and delivered), and the proceeds of or attributable to the assets so leased or purported be leased); (k) (1) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Agent or insured against by title insurance, (2) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Agent, (3) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (4) general real estate taxes and assessments not yet delinquent, (5) any Lien that would be disclosed on a true, correct and complete survey of the Real Property that does not materially affect the use or enjoyment of the Real Property as it is currently being used, and (6) such other similar items as the Agent may consent to; (l) Liens in Equipment and Fixtures arising pursuant to purchase money security interests securing Indebtedness representing the purchase price of assets acquired after the Closing Date, provided that (1) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source) and to the proceeds of or attributable to the assets so purchased, (2) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (3) the Indebtedness secured thereby is permitted to be incurred pursuant to this Agreement; and (m) Liens securing Indebtedness or leases that refinance, refund, extend, renew and/or replace Indebtedness or leases secured by Liens described in clauses (a) through (l) above.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Credit Parties issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Indebtedness incurred pursuant to clauses (a) through (e) of Section 3.1, or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not add any Credit Party as guarantor, obligor

Annex A-21

or renewed, (c) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus all accrued interest thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith), and (d) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of Agent or Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced.
     “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
     “PIK Interest” has the meaning ascribed thereto in Section 1.2(b).
     “Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.
     “Pledge Agreements” means (i) the Parent Company Pledge Agreement and (ii) the Credit Parties Pledge Agreement.
     “Preferred A Stock” means the Parent Company’s Series A Convertible Preferred Stock authorized pursuant to the Parent Company’s Organizational Documents as in effect on the Closing Date.
     “Prepayment Fee” has the meaning ascribed to it in Section 1.3(c).
     “Pro Forma” means the unaudited consolidated and consolidating balance sheets of Parent Company and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Annex D.
     “Prior Lender” means the Equity Investor, as successor-in-interest to Hilco.
     “Prior Lender Liens” means all Liens securing the payment of the Prior Lender Obligations.
     “Prior Lender Obligations” means any obligations for borrowed funds incurred by any Credit Party in favor of the Prior Lenders and existing on the Closing Date.
     “ProLogic” has the meaning assigned to it in the STN Acquisition Agreement.
     “Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to any Term Loan, the percentage obtained by dividing (i) the applicable Term Loan Commitment of that Lender by (ii) the aggregate applicable Term Loan Commitments of all

Annex A-22

Lenders, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as any such percentages may be adjusted by assignments pursuant to Section 8.1.
     “Proceeds” means all “proceeds” as such term is defined in the Code.
     “Projections” means Borrowers’ forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with that portion of the Historical Financial Statements of Borrowers consisting of, and limited to, their reviewed financial statements as of December 31, 2007, together with appropriate supporting details and a statement of underlying assumptions.
     “Proposed Change” has the meaning ascribed to it in Section 9.19(c).
     “Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person that (directly or through an Affiliate) holds a cash Investment in the Subordinated Debt or equity of any Credit Party shall be a Qualified Assignee.
     “Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.
     “Rate Protection Agreement”: Any interest rate swap, cap or option agreement, or any other agreement with or Chatham, or through and approved by Chatham pursuant to which any Borrower hedges interest rate risk with respect to a portion of the Obligations.
     “Real Estate” has the meaning ascribed to it in Section 5.12.
     “Recapitalization” means the satisfaction of the DD Subordinated Note and the Prior Lender Obligations, in part, from the proceeds of the Term Loan and, as applicable, the initial Revolving Loan, after review with, and approval by, Agent, and, in part, as to the remainder, by the conversion of such Indebtedness to Preferred A Stock, together with the issuance of the Equity Investor Note.

Annex A-23

     “Related Transactions” means the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the STN Acquisition, the Recapitalization, the subordinations contemplated in the Subordination Documents, including the issuance of the Equity Investor Note in exchange for cash in the amount thereof, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.
     “Related Transactions Documents” means the Loan Documents, the STN Acquisition Documents, the Subordination Documents and all other agreements or instruments executed in connection with the Related Transactions.
     “Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.
     “Replacement Lender” has the meaning ascribed to it in Section 9.19(a)(i).
     “Requirements of Law” means, as to any Person, the Governing Documents of such Person, and any law, ordinance, policy, manual provision, guidance, principle of common law, statute, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X of the Federal Reserve Board, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social Security Act, any Health Care Law, Environmental Law, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation (including, without limitation, those applicable to the disposal of medical waste).
     “Requisite Lenders” means Lenders having (a) more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans; provided, however, if there are only two (2) Lenders, then, both Lenders shall be “Requisite Lenders” for purposes hereof, and if there is only one (1) Lender, it shall be that Lender.
     “Requisite Revolving Lenders” means Revolving Lenders having (a) more than sixty-six and two-thirds percent (66-2/3%) of the Revolving Commitments of all Revolving Lenders or (b) if Revolving Commitments have been terminated, more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding amount of the Revolving Loans; provided, however, if there are only two (2) Revolving Lenders, then, both Revolving Lenders shall be “Requisite Revolving Lenders” for purposes hereof, and if there is only one (1) Revolving Lender, it shall be that Lender.

Annex A-24

     “Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party and other payments permitted under Section 3.8; and (g) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.
     “Restricted Payment Test” means that on the date that any Restricted Payment described in subsections (c), (d) or (e) of Section 3.5 is intended to be, as of such date, after giving effect to such Restricted Payment on such date, and for the thirty (30) days immediately preceding such date, for each such day, the sum of Borrowers’ unrestricted cash on hand plus Borrowing Availability has been at least Two Hundred Fifty Thousand Dollars ($250,000).
     “Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.
     “Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b).
     “Revolving Lenders” means those Lenders having a Revolving Loan Commitment.
     “Revolving Loans” means, at any time the aggregate amount of Revolving Credit Advances outstanding to Borrowers.
     “Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances, which aggregate commitment shall be in the amount specified in Section 1.1(b) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.
     “Revolving Notes” has the meaning ascribed to it in Section 1.1(b).

Annex A-25

     “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
     “Scheduled Installments” has the meaning ascribed to it in Section 1.1(a).
     “Security Agreement” means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.
     “Senior Officer” means, as to any Person, the chief executive officer, chief operating officer or chief financial officer of such Person, regardless of title
     “Settlement Date” has the meaning ascribed to it in Section 8.5(a).
     “Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.
     “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.
     “Statement” has the meaning ascribed to it in Section 4.5(b).
     “STN” has the meaning ascribed to it in the preamble to the Agreement.
     “STN Acquisition” means the acquisition of all of the issued and outstanding Stock of STN and Trans-West by Parent Company, acting through the STN Acquisition Sub, from the STN Sellers pursuant to the STN Acquisition Agreement.
     “STN Acquisition Agreement” means that certain Stock Purchase Agreement dated on or prior to the Closing Date, by and between the STN Sellers and the STN Acquisition Sub.
     “STN Acquisition Documents” means the STN Acquisition Agreement, the STN Acquisition Escrow Agreement and all other agreements, instruments, documents and certificates entered into in connection with the STN Acquisition Agreement.

Annex A-26

     “STN Acquisition Escrow Agreement” means the “Escrow Agreement,” as that quoted term is defined and described in the STN Acquisition Agreement.
     “STN Acquisition Sellers” means the Trans-West Shareholders and the “ProLogic Shareholders,” as that quoted term is defined in the STN Acquisition Agreement.
     “STN Acquisition Sub” has the meaning ascribed to it in the preamble to this Agreement.
     “Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
     “Stockholder” means, with respect to any Person, each holder of Stock of such Person.
     “Subordinated Debt” means any Indebtedness of any Credit Party, existing on the Closing Date or thereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that the Agent and Lenders have approved in writing prior to the creation of such Indebtedness, or (b) as to any Indebtedness of any Credit Party existing on the date of this Agreement, that the Agent and Lenders have approved as Subordinated Debt in a writing delivered by the Agent to the Borrower’s Representative on or prior to the Closing Date; provided, further, that the following have been approved by Agent and Lenders as Subordinated Debt: (i) the Existing Subordinated Notes, subject to the terms of the Existing Notes Subordination Agreements; (ii) the USVD Seller Debt, subject to the terms of the USVD Seller Subordination Agreement; and (iii) the Equity Investor Note subject to the terms of the Equity Investor Subordination Agreement. Without limitation of the foregoing, no Indebtedness shall be considered Subordinated Debt unless and except to the extent that it is the subject of a Subordination Agreement.
     “Subordination Agreement” means an agreement among the holder of any Indebtedness, the Credit Parties’ and Agent pursuant to which the holder of such Indebtedness shall agree that its rights and claims in regard thereto shall be subordinate to the rights and claims of Agent and Lender in respect of the Obligations, on terms and conditions supplied by, or acceptable to, Agent and Lenders. Without limitation of the forgoing, each of the Subordination Documents constitutes a Subordination Agreement.
     “Subordination Documents” means, collectively: (i) the Existing Notes Subordination Agreement; (ii) the USVD Seller Subordination Agreement; and (iii) the Equity Investor Note Subordination Agreement; together with, in each case, all documents, instruments and agreements evidencing, securing or otherwise pertaining to the Indebtedness made Subordinated Debt pursuant thereto.
     “Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting

Annex A-27

power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.
     “Support Obligations” means all “support obligations” as such term is defined in the Code.
     “Term Loan” has the meaning ascribed to it in Section 1.1(a).
     “Term Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan (as set forth on Annex B) in the maximum aggregate amount set forth in Section 1.1(a) or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan. The Term Loan Commitment shall reduce automatically by the amount prepaid or repaid in respect of Term Loan (but solely by the amount of such prepayment or repayment allocable to a Lender, for purposes of clause (a) of this definition).
     “Term Loan Lenders” means those Lenders having Term Loan Commitments.
     “Term Notes” has the meaning ascribed to it in Section 1.1(a).
     “Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than contingent indemnification to the extent no claim has been asserted), and (c) no Borrower shall have any further right to borrow any monies under the Agreement.
     Threshold Amount” has the meaning ascribed to it in Section 1.5(b).
     “Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
     “Trademark Security Agreement(s)” means any Trademark Security Agreement(s) made in favor of Agent, on behalf of itself and Lenders, by any applicable Credit Party.
     “Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.
     “Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles,

Annex A-28

service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.
     “Trans-West” has the meaning ascribed to it in the preamble to this Agreement.
     “Trans-West Shareholders” has the meaning ascribed to it in the STN Acquisition Agreement.
     “Undrawn Availability, at a particular date, shall mean an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Amount, minus (b) the sum of (i) either (A) the aggregate amount of Revolving Credit Advances outstanding on such date, or (B) the average daily amount of all Revolving Credit Advances outstanding from and after the Closing Date or, subsequent to that date which is thirty (30) days after the Closing Date, over the preceding thirty (30) days’ period ending on such date, whichever, between (A) and (B) above is the greater sum; plus (ii) all amounts due and owing to Borrowers’ trade creditors which are outstanding beyond then agreed to trade terms (unless and except to the extent that the same are then the subject of a bona fide dispute).
     “Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.
     “Unused Line Fee” has the meaning ascribed to it in Section 1.3(b).
     “USVD” has the meaning ascribed to it in the preamble to this Agreement.
     “USVD Compensation” means any and all compensation and benefits to which Michael A. Fischer or M. Scott Diamond, each individually, is entitled pursuant to Section 2(a) and Section 3 of each of the Employment Agreements.
     “USVD Documents” means the collective reference to the USVD Purchase Agreement, the USVD Employment Agreements and the USVD Non-Compete Agreements.
     “USVD Employment Agreements” means, collectively, (a) that certain Employment Agreement dated as of September 14, 2007, between M. Scott Diamond, in his individual capacity, and Parent Company, and (b) that certain Employment Agreement dated as of September 14, 2007, between Michael P. Fischer, in his individual capacity, and Parent

Annex A-29

Company, as amended, restated, amended and restated, supplemented or otherwise modified and in effect form time to time in accordance with the terms and provisions of the USVD Seller Subordination Agreement.
     “USVD Non-Compete Agreements” means those certain Non-Compete Agreements dated as of September 14, 2007, between each of the respective USVD Sellers and Parent Company, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms and provisions of the USVD Seller Subordination Agreement.
     “USVD Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of September 14, 2007, between Parent Company and the USVD Sellers, as such agreement has been, or may be, modified or amended from time to time.
     “USVD Seller Debt” means all Indebtedness of any Credit Party arising under or pursuant to Section 2.2(c), Section 2.2(d), Section 2.4 or Section 2.5 of the USVD Purchase Agreement, as reflected in, and modified by the USVD Seller Subordination Agreement.
     “USVD Seller Fixed Payment Obligations” means that portion of the USVD Seller Debt arising under or pursuant to Section 2.2(c) of the USVD Purchase Agreement.
     “USVD Seller Subordination Agreement” means that certain Subordination and Intercreditor Agreement of even date herewith among Parent Company, Borrowers, Agent and each of the USVD Sellers, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms and provisions thereof.
     “USVD Sellers” means, collectively, the “Seller Group,” as that quoted term is defined in the USVD Purchase Agreement.
     “Warrants” means those certain Warrants for the purchase of Stock of Parent Company dated as of the Closing Date executed by Parent Company in favor of Chatham, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
     “Warrantholders Rights Agreement” means the Warrant Purchase and Registration Rights Agreement dated as of the Closing Date between Parent Company and Chatham, as amended, restated, supplemented, or otherwise modified from time to time.
     “Welfare Plan” means a Plan described in Section 3(1) of ERISA.

Annex A-30

ANNEX B (from Annex A — Commitments definition)
to
CREDIT AGREEMENT
PRO RATA SHARES AND COMMITMENT AMOUNTS
Lender(s)

Revolving Loan Commitment: $2,000,000	Chatham	$2,000,000
Term Loan Commitment: $7,000,000	Chatham	$7,000,000

Annex B-1

ANNEX C
to
CREDIT AGREEMENT
CLOSING CHECKLIST
[INSERT CLOSING CHECKLIST]
Annex C-1

ANNEX D
to
CREDIT AGREEMENT
PRO FORMA
[INSERT PRO FORMA]
Annex D-1

ANNEX E
to
CREDIT AGREEMENT
WIRE TRANSFER INFORMATION

Name:	CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for CHATHAM INVESTMENT FUND III, LLC, and CHATHAM INVESTMENT FUND III QP, LLC, as Lenders

Bank:	Wells Fargo Bank, N.A.
ABA No.:	121000248
Account No.:	4121502884
Bank Address:	San Francisco, California

Account Holder:	Chatham Credit Management III, LLC
Annex E-1

ANNEX F
to
CREDIT AGREEMENT
COMPLIANCE CERTIFICATE
[                                                            ]
     Date:                     , ___
     This Certificate is given by the undersigned (“Borrower Representative”) pursuant to Section 4.5(n) of that certain Credit Agreement dated as of September ___, 2008 among Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto and CHATHAM CREDIT MANAGEMENT III, LLC, as Agent (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower Representative. By executing this Certificate such officer hereby certifies to Agent and Lenders that:
     (a) the financial statements delivered with this Certificate in accordance with Section 4.5(a) and/or 4.5(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Subsidiaries as of the dates of such financial statements;
     (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;
     (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are taking and propose to take with respect thereto;
     (d) except as set forth on Schedule 1 hereto, Borrowers are in compliance with the covenants contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7 and 3.8 and Section 4 of the Credit Agreement, as demonstrated on Schedule 1 hereto; and
     (e) except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrower Representative pursuant to Section 4.5(n) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has

Annex F-1

had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and
     (f) except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrower Representative pursuant to Section 4.5(m) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.
     IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its                                          this       day of                     ,      .

BROOKSIDE TECHNOLOGY HOLDINGS CORP.

By
Its

Annex F-2

SCHEDULE 1
Annex F
ALL AMOUNTS IN ANNEX F ARE WITHOUT DUPLICATION AND, UNLESS
OTHERWISE INDICATED, ARE CALCULATED FOR BORROWERS AND THEIR
SUBSIDIARIES ON A CONSOLIDATED BASIS
INDEBTEDNESS
(Section 3.1)
Indebtedness secured by purchase money Liens or incurred with respect to Capital Leases:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

Annex F-3

INVESTMENTS
(Section 3.3)
Loans and advances outstanding to employees for moving, traveling and other similar expenses in the ordinary course of business:

Actual outstanding in the aggregate	$

Permitted outstanding in the aggregate	$

In Compliance	Yes/No

Annex F-4

CONTINGENT OBLIGATIONS
(Section 3.4)
Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations:

Actual outstanding in the aggregate	$

Permitted outstanding in the aggregate	$

In Compliance	Yes/No

Annex F-5

RESTRICTED PAYMENTS
(Section 3.5)

Annex F-6

DISPOSAL OF ASSETS
(Section 3.7(d))
Describe any Asset Dispositions made during the period (list each transaction by market value of assets sold):

$

$

$

$

Permitted aggregate market value of Asset Dispositions in Fiscal Year	$

In Compliance	Yes/No

Annex F-7

TRANSACTIONS WITH AFFILIATES
(Section 3.8)

Directors fees paid in current Fiscal Year:

Actual in the aggregate	$

Permitted in the aggregate	$

In Compliance	Yes/No

USVD Employment Agreements:

Actual Paid	$

Permitted to Be Paid	$

In Compliance	Yes/No

USVD Non-Compete Agreements:

Actual Paid	$

Permitted to Be Paid	$

In Compliance	Yes/No

Annex F-8

CAPITAL EXPENDITURE LIMIT
(Section 4.1)
Capital Expenditures are defined as follows:

All expenditures (by the expenditure of cash or the incurrence of Indebtedness) during the measuring period for any fixed asset or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP		$

Plus:	deposits made during the measuring period in connection with fixed assets; less deposits of a prior period included above

Less:	Net Proceeds of Asset Dispositions and Casualty Events which Borrowers are permitted to reinvest under Sections 1.5© and 2.2 of the Credit Agreement and are included in the expenditures above

Capital Expenditures		$

Permitted Capital Expenditures		$

In Compliance		Yes/No

Annex F-9

EBITDA
Consolidated Net Income is defined as follows:

Consolidated net income during the measuring period excluding:	$
the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Borrowers or any of Borrowers’ Subsidiaries	$
the income (or deficit) of any Person (other than a Subsidiary) in which Borrowers has an ownership interest, except to the extent any such income has actually been received by Borrowers or any of their Subsidiaries in the form of cash dividends or distributions	$
the undistributed earnings of any Subsidiary of Borrowers to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary	$
any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period	$
any net gain attributable to the write-up of any asset	$
any net gain from the collection of the proceeds of life insurance policies	$
any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Borrowers or any of their Subsidiaries	$
in the case of a successor to Borrowers or any of their Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets	$
any deferred credit representing the excess of equity in any Subsidiary of Borrowers at the date of acquisition of such Subsidiary over the cost to Borrowers of the investment in such Subsidiary	$
Consolidated Net Income	$

Annex F-10

EBITDA is defined as follows (subject to the proviso set forth on Annex F-12, below):
Consolidated Net Income (from above)		$
Less:	(in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):
	income tax credits	$
	interest income	$
	gain from extraordinary items (net of loss from extraordinary items)	$
	any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities)	$
	any other non-cash or non-recurring gains	$
	expenditures related to the Related Transactions and not reflected on the Pro Forma or the footnotes thereto (to the extent not previously subtracted from net income in the calculation of Consolidated Net Income)	$
Plus:	(in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication):
	any provision for income taxes and franchise taxes	$
	Interest Expense (calculated in Section 4.3 of this Exhibit)	$
	depreciation and amortization	$
	amortized debt discount (but in the case of amortization and expenses of Related Transactions, only to the extent included in the Pro Forma)	$
	any deduction as the result of any grant to any members of the management of Borrowers or any of their Subsidiaries of any Stock	$
EBITDA		$

Annex F-11

Notwithstanding, the foregoing, however, in respect of the computation of the Leverage Ratio pursuant to Section 4.4 for each of the twelve (12) Fiscal Months beginning with the Fiscal Month ending August 31, 2007 and ending with the Fiscal Month ending July 31, 2008, in lieu of making the foregoing calculations month-by-month, as prescribed hereinabove, the following shall constitute EBITDA:

Fiscal Month Ended	EBITDA
August 31, 2007	$178,000
September 30, 2007	$98,000
October 31, 2007	$43,000
November 30, 2007	$182,000
December 31, 2007	$27,000
January 31, 2008	$307,000
February 29, 2008	$69,000
March 31, 2008	$472,000
April 30, 2008	$345,000
May 31, 2008	$(34,000)
June 30, 2008	$412,000
July 31, 2008	$199,000

Annex F-12

MINIMUM FIXED CHARGE COVERAGE RATIO
(Section 4.3)

EBITDA (calculated in Annex F-10 of this Exhibit)		$
Less:	any provision for income taxes (whether paid or payable in cash) and any tax distribution paid to any holders of Stock of any Credit Party in respect of any period while Parent Company was designated as a “subchapter S corporation”
Capital Expenditures (calculated in Section 4.1 of this Exhibit)
Operating Cash Flow		$
Fixed Charges are defined as follows:
Interest expense (whether cash or non-cash) deducted in the determination of Consolidated Net Income, including interest expense with respect to any Funded Debt		$
Less:	Amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest expense above	($ )
	Amortization of any original discount attributable to any Funded Debt or warrants included in interest expense above	($ )
	Interest paid in kind (PIK Interest) and included in interest expense above	($ )
Interest Expense		$
Plus:	Scheduled payments of principal with respect to all Indebtedness	$
Plus:	Without duplication, any principal payments actually made in respect of Subordinated Debt, whether or not scheduled to be paid	$
Plus:	Without duplication, USVD Seller Fixed Payment Obligations, limited to $600,000 and only applicable starting with September, 2009, Fixed Charges are to be included for the following twelve (12) months, but also including any amounts in excess of currently scheduled amounts (for example, interest, if any)	$

Annex F-13

Plus:	Any USVD Seller Debt (other than USVD Seller Fixed Payment Obligations) paid in cash in such period, however, in the case of the Earn-Out Payment, starting in April of such year and continuing through the following March (when such Earn-Out Payment is due), an amount based on one-twelfth (1/12th) of the then calculated Earn-Out Payment (as if paid in such month) using the current trailing twelve (12) month EBITDA of USVD, such that all prior months Earn-Out Payment calculations will be adjusted in the current month to reflect the current one-twelfth (1/12) calculation for inclusion in the current month’s Fixed Charges	$
Plus:	Any cash dividends or cash distributions actually paid on, or in respect of, Stock (including Preferred Stock)	$
Fixed Charges		$
Fixed Charge Coverage Ratio (Operating Cash Flow from above, divided by Fixed Charges)

Annex F-14

LEVERAGE RATIO
(Section 4.4)
Leverage Ratio is defined as follows:

Funded Debt (as defined in Annex A) as of the date of determination, less Subordinated Debt (as defined in Annex A)	$
EBITDA (calculated in Annex F-10 of this Exhibit)	$
Leverage Ratio (Funded Debt divided by EBITDA)
Required Leverage Ratio
In Compliance	Yes/No

Annex F-15

CONDITIONS OR EVENTS WHICH CONSTITUTE
A DEFAULT OR EVENT OF DEFAULT
[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrowers have taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]

Annex F-16

SCHEDULE 2
Annex F
ORGANIZATION/LOCATION CHANGES
If any Credit Party has (i) changed its name as it appears in official filings in the state of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction or organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any Person, such change shall be specified below; if no such change has been made, state “None.”

Annex F-17

SCHEDULE 3
Annex F
CAPITALIZATION CHANGES
If with respect to any Credit Party there has been a change in authorized Stock, issued and outstanding Stock or the identity of the holders of any Stock, or if with respect to any Credit Party there has been a change pertaining to preemptive rights or any other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Stock, such change shall be set forth below; if no such change has occurred, state “None.”

Annex F-18

EXHIBIT 1.1(a)
to
CREDIT AGREEMENT
FORM OF TERM NOTE
Atlanta, Georgia
$     ,     ,
September __, 2008
     FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”) at the offices of CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company, as agent for Lenders (“Agent”), at its address set forth in Section 9.3 of the Credit Agreement, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS ($     ,     ,     ). All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.
     This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of September ___, 2008 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lenders and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Term Note.
     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference. Each Borrower shall be jointly and severally liable for payments of the indebtedness evidenced hereby.
     If any payment on this Term Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Exhibit 1.1(a)-1

     Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.
     Time is of the essence of this Term Note.
     Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

Exhibit 1.1(a)-2

     THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrowers:

BROOKSIDE TECHNOLOGY PARTNERS, INC.

By:
Name:	Michael Nole
Title:	CEO

U.S. VOICE & DATA, LLC

By:
Name:	Michael Nole
Title:	Managing Member

STANDARD TEL ACQUISITIONS, LLC

By:
Name:	Michael Nole
Title:	Managing Member

TRANS-WEST NETWORK SOLUTIONS, INC.
d/b/a STANDARD TEL

By:
Name:	Michael Nole
Title:	CEO

STANDARD TEL NETWORKS, LLC

By:
Name:	Michael Nole
Title:	Managing Member

Exhibit 1.1(a)-3

EXHIBIT 1.1(b)(i)
to
CREDIT AGREEMENT
FORM OF REVOLVING NOTE
Atlanta, Georgia
$     ,     ,
September __, 2008
     FOR VALUE RECEIVED, each of the undersigned (each individually a “Borrower” and collectively, the “Borrowers”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”), at the offices of CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company, as Agent (“Agent”), at its address at                                                             , or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS AND                      CENTS ($     ,     ,     ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made by Lender to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.
     This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of September ___, 2008 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lenders and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.
     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.
     If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and,

Exhibit 1.1(b)(i)-1

with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
     Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.
     Time is of the essence of this Revolving Note.
     Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

Exhibit 1.1(b)(i)-2

     THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrowers:

BROOKSIDE TECHNOLOGY PARTNERS, INC.

By:
Name:	Michael Nole
Title:	CEO

U.S. VOICE & DATA, LLC

By:
Name:	Michael Nole
Title:	Managing Member

STANDARD TEL ACQUISITIONS, LLC

By:
Name:	Michael Nole
Title:	Managing Member

TRANS-WEST NETWORK SOLUTIONS, INC.
d/b/a STANDARD TEL

By:
Name:	Michael Nole
Title:	CEO

STANDARD TEL NETWORKS, LLC

By:
Name:	Michel Nole
Title:	Managing Member

Exhibit 1.1(b)(i)-3

EXHIBIT 1.1(b)(ii)
to
CREDIT AGREEMENT
FORM OF NOTICE OF REVOLVING CREDIT ADVANCE
                    ,
CHATHAM CREDIT MANAGEMENT III, LLC,
     as Agent
100 Galleria Parkway, Suite 270
Atlanta, GA 30339

Attention:	Brookside
Account Manager
Ladies and Gentlemen:
     The undersigned (“Borrower Representative”) refers to the Credit Agreement, dated as of September      , 2008 (the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the undersigned, the other persons named therein as Borrowers, the other Credit Parties signatory thereto, CHATHAM CREDIT MANAGEMENT III, LLC, as Agent for Lenders and the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(b) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(b) of the Credit Agreement:
     The date of the requested Revolving Credit Advance is                     ,      .
     The aggregate amount of the requested Revolving Credit Advance is $                    .
     The requested Revolving Credit Advance is to be sent to:
[Name of Bank]
[City of Bank]
Beneficiary:
Account No.: [number]
ABA No.: [number]
Attn: [name]

Exhibit 1.1(b)(ii)-1

     The undersigned hereby certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
	Name:	Michael Nole
	Title:	CEO

Exhibit 1.1(b)(ii)-2

EXHIBIT 4.5(d)
to
CREDIT AGREEMENT
FORM OF BORROWING BASE CERTIFICATE
Date:                     ,
     This Certificate is given by the undersigned (“Borrower Representative”) pursuant to subsection 4.5(d) of that certain Credit Agreement dated as of September ___, 2008 among Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto, CHATHAM CREDIT MANAGEMENT III, LLC, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower Representative. By executing this Certificate such officer hereby certifies to Agent and Lenders that:
     (a) Attached hereto as Schedule 1 is a calculation of the Borrowing Base for Borrowers as of the above date;
     (b) Based on such schedule, the Borrowing Base as of the above date is:
     $
     IN WITNESS WHEREOF, Borrower Representative has caused this Certificate to be executed by its                      this       day of                     ,      .

BROOKSIDE TECHNOLOGY HOLDINGS CORP.

By:
Its.

Exhibit 4.5(d)-1

SCHEDULE 1
to Exhibit 4.5(d)
BORROWING BASE CALCULATION
BORROWING BASE CALCULATION
[TO BE INSERTED]

Exhibit 4.5(d)-2

EXHIBIT 3.1
to
CREDIT AGREEMENT
FORM OF SUBORDINATED INTERCOMPANY NOTE
[To be inserted.]

Exhibit 3.1-1

EXHIBIT 8.1(a)
to
CREDIT AGREEMENT
ASSIGNMENT AGREEMENT
     This Assignment Agreement (this “Agreement”) is made as of                      ___, ___ by and between                                                              (“Assignor Lender”) and                                                              (“Assignee Lender”) and acknowledged and consented to by CHATHAM CREDIT MANAGEMENT III, LLC, as agent (“Agent”) All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.
RECITALS:
     WHEREAS, Brookside Technology Partners, Inc., among other of its affiliates (“Borrowers” and individually as a “Borrower”), the other persons designated as “Credit Parties” on the signature pages thereto (the Borrowers and such Credit Parties are referred to herein as, the “Credit Parties”), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of September ___, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to Borrowers;
     WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below) and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans and Collateral;
     WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and
     WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:
1. ASSIGNMENT, DELEGATION, AND ACCEPTANCE
     1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan ], [the Term Loan], [the Loans], Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Exhibit 8.1(a)-1

Assignee Lender’s Loans	Principal Amount	Pro Rata Share
Revolving Loan	$	%
Term Loan	$	%
     1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.
     1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.
     1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement][                ,           ] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]
2. INITIAL PAYMENT AND DELIVERY OF NOTES
     2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).
     2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 8.1(a) of the Credit Agreement.
     2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

Exhibit 8.1(a)-2

3. REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.1 Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:
     (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;
     (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;
     (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;
     (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;
     (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;
     (f) No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;
     (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;
     (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and
     (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under Section 1.8(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.8(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.8(b) of the Credit Agreement,] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result

Exhibit 8.1(a)-3

from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.9(c) of the Credit Agreement [or from any other inaccuracy in the foregoing].
3.2	Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:
     (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;
     (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;
     (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;
     (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;
     (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and
     (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.
4. LIMITATIONS OF LIABILITY
     Neither Assignor Lender (except as provided in Section 3.2) nor Agents makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.
5. FAILURE TO ENFORCE
     No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or

Exhibit 8.1(a)-4

partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.
6. NOTICES
     Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.
7. AMENDMENTS AND WAIVERS
     No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.
8. SEVERABILITY
     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.
9. SECTION TITLES
     Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.
10. SUCCESSORS AND ASSIGNS
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11. APPLICABLE LAW
     THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

Exhibit 8.1(a)-5

12. COUNTERPARTS
     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.
[Signature page follows]

Exhibit 8.1(a)-6

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:
CHATHAM CREDIT MANAGEMENT III, LLC, as Agent

By:
Title:

BROOKSIDE TECHNOLOGY HOLDINGS CORP., Borrower Representative

By:
Title:

Exhibit 8.1(a)-7

SCHEDULE 2.1
Assignor Lender’s Loans

Principal Amount
Revolving Loan	$
Term Loan	$
Subtotal	$
Accrued Interest	$
Unused Line Fee	$
Other + or -$	$
Total	$
All determined as of the Effective Date.

Schedule 2.1-1